                                                                                       [Filed pursuant to Rule 433]
Term Sheet

RALI Series 2007-QA4 Trust
Mortgage Pass-Through Certificates,
Series 2007-QA4

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Credit Suisse Securities (USA) LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  HTTP:// WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-888-221-1037.

This term sheet is not required to, and does not,  contain all  information  that is required to be included in the base  prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information  in this term  sheet,  if conveyed  prior to the time of your  commitment  to purchase  any of the offered certificates,  supersedes  information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

May 4, 2007

  Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         •        the related base prospectus,  dated April 9, 2007, which provides  general  information,  some of which may not apply to the offered certificates;

         •        the term sheet  supplement,  dated May 4, 2007, which provides general  information  about series of certificates  issued  pursuant to the  depositor's QA program,  some of which may not apply to the offered certificates; and

         •        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein and provides a description  of certain  collateral  stipulations  regarding the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-140610.

If the  description  of the offered  certificates  in this term sheet  differs from the  description  of the senior certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined  herein  shall have the meaning  ascribed  thereto in the term sheet supplement and the related  base prospectus.

The  information in this term sheet, if conveyed prior to the time of your  contractual  commitment to purchase any of the offered  certificates,  supersedes any information contained in any prior similar materials relating to such certificates.  The  information  in this term sheet is  preliminary,  and is subject to completion or change.  This term  sheet  is being  delivered  to you  solely  to  provide  you  with  information  about  the  offering  of the certificates  referred to in this term sheet and to solicit an offer to purchase the certificates,  when, as and if issued.  Any such  offer  to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you  to  purchase  any  of  the  certificates,  until  we  have  accepted  your  offer  to  purchase certificates.

The  certificates  referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  certificates  or any similar  security and the  underwriter's  obligation  to deliver such certificates is subject to the terms and conditions of the  underwriting  agreement with the issuing entity and the availability  of such  certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the offered  certificates,  and the  characteristics  of the mortgage loan pool backing  them,  may change (due, among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become  delinquent  or defaulted  or may be removed or replaced and that  similar or  different  mortgage  loans may be added to the pool,

and that one or more classes of certificates may be split,  combined or eliminated),  at any time prior to issuance or  availability  of a final  prospectus.  You are  advised  that  certificates  may not be  issued  that  have the characteristics  described in these materials.  The  underwriter's  obligation to sell such  certificates to you is conditioned on the mortgage loans and certificates  having the  characteristics  described in these  materials.  If for any reason the  issuing  entity  does not deliver  such  certificates,  the  underwriter  will notify you,  and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the certificates  which you have committed to purchase,  and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any statistical or numerical information  presented herein,  although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

------------------------------------------------------- ---------------------------------------------
                                                        2/1, 2/6, 3/1, 3/6, 5/1, 5/6, 7/1 & 7/6 Alt
Mortgage Loan Type:                                                     A Hybrid Arm
------------------------------------------------------- ---------------------------------------------
Aggregate Stated Principal Balance (+/- 10%):                              $250mm
------------------------------------------------------- ---------------------------------------------
Gross Weighted Average Coupon (+/- 0.10):                                  7.064%
------------------------------------------------------- ---------------------------------------------
Service Fee (+/- 0.10):                                                    0.302%
------------------------------------------------------- ---------------------------------------------
Weighted Average Pass-thru Rate (+/- 0.10):                                6.762%
------------------------------------------------------- ---------------------------------------------
Weighted Average Gross Margin (+/- 0.15):                                  2.404%
------------------------------------------------------- ---------------------------------------------
Weighted Average Cap at the Roll (+/- 0.15):                               4.623%
------------------------------------------------------- ---------------------------------------------
Weighted Average Periodic Cap (+/- 0.15):                                  1.749%
------------------------------------------------------- ---------------------------------------------
Weighted Average Life Cap (+/- 0.15):                                      5.276%
------------------------------------------------------- ---------------------------------------------
Weighted Average Amortization Term (+/- 1 Month):                          365.0
------------------------------------------------------- ---------------------------------------------
Weighted Average Original Term (+/- 1 Month):                              360.0
------------------------------------------------------- ---------------------------------------------
Weighted Average Remaining Term (+/- 1 Month):                             357.7
------------------------------------------------------- ---------------------------------------------
Months to Roll (+/- 1 Month):                                                59
------------------------------------------------------- ---------------------------------------------
Weighted Average LTV Ratio (+/- 5):                                        77.8%
------------------------------------------------------- ---------------------------------------------
California Concentration (+/- 10):                                         33.3%
------------------------------------------------------- ---------------------------------------------
Full/Alt documentation (+/- 5):                                            23.1%
------------------------------------------------------- ---------------------------------------------
Cash-out refinance (+/- 10):                                               25.2%
------------------------------------------------------- ---------------------------------------------
Second Home (+/- 10):                                                       4.0%
------------------------------------------------------- ---------------------------------------------
Single Family Detached (+/- 10):                                           79.5%
------------------------------------------------------- ---------------------------------------------
Investor property (+/- 10):                                                21.1%
------------------------------------------------------- ---------------------------------------------
Interest Only Mortgage Loans (+/- 10):                                     83.8%
------------------------------------------------------- ---------------------------------------------
Weighted Average Non-zero FICO  (+/- 10):                                   711.5
------------------------------------------------------- ---------------------------------------------
Average Mortgage Loan Balance (+/- 10%):                                  $356,654
------------------------------------------------------- ---------------------------------------------
Conforming Balance (+/- 10):                                               41.5%
------------------------------------------------------- ---------------------------------------------
Prepayment Penalty (+/- 10):                                               19.7%
------------------------------------------------------- ---------------------------------------------

The percentages set forth in the table above,  other than any weighted  averages,  are percentages of the aggregate principal  balance of the actual  mortgage  loan pool to be included in the trust on the  Closing  Date,  as of the
Cut-off  Date,  after  deducting  payments of  principal  due during the month of the Cut-off  Date.  Any  weighted average is weighted  based on the  principal  balance of the actual  mortgage  loans to be included in the trust on the Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date.

A percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number set forth for such  category  may vary in the actual  mortgage  pool  included  in the trust on the  Closing
Date. For example the Aggregate  Stated  Principal  Balance of the mortgage loans in the trust on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  pool included in the trust on the Closing
Date.  For example,  the Cash Out Refinance  percentage  could vary from 15.2% to 35.2% of the  aggregate  principal balance  of the actual  mortgage  loans  included  in trust on the  Closing  Date,  as of the  Cut-off  Date,  after deducting payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Credit Suisse Securities (USA) LLC

Significant Servicers:              Servicers that may  subservice 10% or more by principal  amount of the mortgage
                                    loans  include  Homecomings  Financial,   LLC,  a  wholly-owned  subsidiary  of
                                    Residential  Funding,  and GMAC  Mortgage,  LLC, an  affiliate  of  Residential
                                    Funding.

Significant Originators:            Originators  that  originated  10%  or  more  of  the  mortgage  loans  include
                                    Homecomings Financial, LLC, a wholly-owned subsidiary of Residential Funding.

Cut-off Date:                       May 1, 2007.

Closing Date:                       On or about May 30, 2007.

Distribution Date:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing in May 2007.

Assumed Final
Distribution Dates:                 The distribution  date in June 2037. The actual final  distribution  date could be substantially earlier.

Form of certificates:               Book-entry:   Class  A   Certificates,   Class  M  Certificates   and  Class  B
                                    Certificates.

Minimum Denominations:              Class A  Certificates  and those  classes of Class M  Certificates  rated in at least the second  highest  rating  category by one of the rating  agencies,  in minimum  denominations  representing an original  principal  amount of $100,000 and integral multiples of $1,000 in excess thereof.  All other classes of Class
                                    M Certificates in minimum  denominations of $250,000 and integral  multiples of
                                    $1,000 in excess thereof.

Senior Certificates:                Class A Certificates.

Subordinate Certificates:           Class M Certificates  and Class B Certificates.  The  Subordinate  Certificates
                                    will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Offered Certificates,  other than the Class B Certificates, may be eligible for purchase by persons  investing  assets of employee  benefit plans or individual retirement accounts assets.

                                    In  addition,  if any of the  Offered  Certificates,  other  than  the  Class B
                                    Certificates,  are subject to a Swap Agreement, prior to the termination of the
                                    Supplemental Interest Trust, the Offered  Certificates,  other than the Class B
                                    Certificates,  may only be  purchased by persons  investing  assets of employee
                                    benefit  plans  or  individual   retirement  accounts  assets  if  such  person
                                    qualifies  for  the  relief  available  under  one or  more  of  the  following investor-based exemptions:

                                     o        Prohibited Transaction Class Exemption ("PTCE") 84-14,
                                              regarding transactions negotiated by independent
                                              "qualified professional asset managers";

                                     o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                                     o        PTCE 91-38, regarding investments by bank collective investment funds;

                                     o        PTCE 95-60, regarding investments by insurance company general accounts; or

                                     o        PTCE 96-23, regarding transactions negotiated by certain
                                              "in-house asset managers".

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

Tax Status:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered  certificates  will represent  ownership of regular  interests in a real estate  mortgage  investment  conduit  coupled,  in the case of Adjustable
                                    Rate   Certificates,   with  the  right  to  receive   Basis   Risk   Shortfall
                                    Carry-Forward  Amounts, in the case of offered  certificates  benefiting from a yield  maintenance  agreement,  with the right to receive  payments  thereunder and,  in the case of offered  certificates  benefiting  from a swap  agreement, with an  interest  in a  limited  recourse  notional  principal  contract.  The offered  certificates  (exclusive of any right to receive Basis Risk  Shortfall
                                    Carry-Forward  Amounts,  yield  maintenance  component  or  notional  principal contract  component)  generally  will be treated as  representing  ownership of debt for  federal  income  tax  purposes.  You will be  required  to include in income all interest and original issue discount,  if any, on such  certificates in accordance  with the accrual  method of accounting  regardless of your usual
                                    methods  of  accounting.   For  federal  income  tax  purposes,   the  Class  R
                                    Certificates for any series will represent  residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of investing  in the  offered  certificates,  see  "Material  Federal  Income  Tax
                                    Consequences" in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Excess cash flow, overcollateralization and subordination.

See "Description of the Certificates--Allocation of Losses" in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

Optional Termination

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         •        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         •        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

                                    TERM SHEET SUPPLEMENT
                       For use with base prospectus dated April 9, 2007

                               Residential Accredit Loans, Inc.
                                          Depositor

                               Residential Funding Company, LLC
                                 Sponsor and Master Servicer

                                          QA Program
                       Mortgage Asset-Backed Pass-Through Certificates
                                     (Issuable in Series)

The Trusts

Each RALI trust,  also referred to as the issuing  entity,  will be established to hold assets transferred  to it by the  depositor.  The  assets  of each  trust  will be  specified  in the prospectus  supplement for the particular  series of certificates  and will generally  consist of a pool of one- to four family  residential  first lien mortgage  loans.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

The Certificates

The  depositor  will sell the offered  certificates  of any series  pursuant  to a  prospectus supplement and the related base prospectus.  The certificates  will be issued in series,  each having  its own  designation.  Each  series  will be issued in one or more  classes  of senior certificates  and one or more classes of subordinated  certificates.  Each class will evidence beneficial  ownership  of, and the right to a  specified  portion of future  payments  on, the mortgage  loans  and any  other  assets  included  in the  related  trust.  A term  sheet  may accompany this term sheet supplement for any series and may set forth  additional  information about the mortgage loans, the certificates and the trust for that series.

-----------------------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.
-----------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC
FOR THE  OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD READ
THE BASE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS
FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE IF YOU  REQUEST  IT BY  CALLING  THE
TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                         May 4, 2007

This term sheet  supplement is not required to, and does not,  contain all information that is required to be included in the related base  prospectus and the prospectus  supplement for any series.  The  information  in this term  sheet  supplement  is  preliminary  and is subject to completion or change.

The  information  in this  term  sheet  supplement,  if  conveyed  prior  to the  time of your contractual  commitment to purchase any of the offered  certificates,  supersedes  information contained in any prior  similar term sheet  supplement  and any other free writing  prospectus relating to those offered certificates.

This term sheet  supplement  and any  related  term sheet for a series is not an offer to sell or a  solicitation  of an offer  to buy  these  securities  in any  state  where  such  offer, solicitation or sale is not permitted.

The  Attorney  General  of the State of New York has not passed on or  endorsed  the merits of this offering.  Any representation to the contrary is unlawful.

                                    European Economic Area

In relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this term sheet  supplement  as a Relevant  Member
State,  each  underwriter  will  represent  and agree that with effect from and  including the date on  which  the  Prospectus  Directive  is  implemented  in that  Relevant  Member  State, referred to in this term sheet  supplement  as the Relevant  Implementation  Date,  it has not
made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the  publication  of a  prospectus  in  relation to the  certificates  which has been approved by the  competent  authority in that  Relevant  Member  State or, where  appropriate, approved in another  Relevant  Member  State and notified to the  competent  authority in that
Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may,
with  effect  from  and  including  the  Relevant   Implementation  Date,  make  an  offer  of
certificates to the public in that Relevant Member State at any time:

(a)     to legal  entities  which are  authorized  or  regulated  to operate in the  financial markets or, if not so authorized or regulated,  whose  corporate  purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than  €43,000,000 and (3) an annual net turnover of more than  €50,000,000,  as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        United Kingdom

Each underwriter will represent and agree that:

(a)     it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity
        (within the meaning of Section 21 of the Financial  Services and Markets Act, referred to in this term sheet  supplement as FSMA) received by it in connection with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuer and

(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

    Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide  information to you about the offered  certificates  of any series in three or more separate documents that provide progressively more detail:

•           the related base prospectus,  dated April 9, 2007, which provides general information, some of which may not apply to your series of certificates;

•           this term  sheet  supplement,  which  provides  general  information  about  series of certificates  issued pursuant to the depositor's QA program,  some of which may not apply to the offered certificates of any series; and

•           one or more term sheets,  which describe terms applicable to the classes of the series of offered  certificates  described  therein and provides a description  of certain collateral  stipulations  regarding  the  mortgage  loans  and the  parties  to the transaction.

The registration statement to which this offering relates is Commission File Number
333-140610.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

The  information  in this  term  sheet  supplement,  if  conveyed  prior  to the  time of your contractual  commitment to purchase any of the offered  certificates  of a series,  supersedes any information  contained in any prior similar materials relating to such  certificates.  The information  in this term sheet  supplement  is  preliminary,  and is subject to completion or change.  This term sheet  supplement  is being  delivered  to you  solely to provide  you with information  about the offering of the certificates  referred to in this term sheet supplement and to solicit an offer to purchase  the offered  certificates,  when,  as and if issued.  Any such  offer  to  purchase  made  by you  will  not be  accepted  and  will  not  constitute  a contractual  commitment  by you to purchase any of the  certificates,  until we have  accepted your offer to purchase certificates.

The  certificates  referred to in these  materials are being sold when, as and if issued.  The issuing  entity is not obligated to issue such  certificates  or any similar  security and the underwriter's  obligation to deliver such  certificates is subject to the terms and conditions of  the  underwriting  agreement  with  the  issuing  entity  and  the  availability  of  such certificates  when, as and if issued by the issuing entity.  You are advised that the terms of the offered  certificates,  and the  characteristics  of the mortgage  loan pool backing them, may change (due,  among other things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent  or  defaulted  or may be removed or replaced and that similar or  different  mortgage  loans  may be added to the  pool,  and  that one or more  classes  of certificates  may be  split,  combined  or  eliminated),  at any  time  prior to  issuance  or availability  of a final  prospectus.  You are  advised  that  certificates  may not be issued that have the characteristics  described in these materials.  The underwriter's  obligation to sell such  certificates  to you is conditioned on the mortgage loans and  certificates  having the  characteristics  described in these materials.  If for any reason the issuing entity does not deliver  such  certificates,  the  underwriter  will  notify you,  and neither the issuing entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed to purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

               TABLE OF CONTENTS

                                        Page

RISK FACTORS...............................7
    Risk of Loss...........................7
    High LTV Loans Without
     Mortgage Insurance...................12
    Risks Relating to Primary

    Special Yield and

    Master Servicer Servicing Experience..25

    Standard Hazard Insurance and

    Excess Cash Flow and

CERTAIN YIELD AND PREPAYMENT

    Realized Losses and Interest

    Additional Yield Considerations
     Applicable Solely to the

    The Master Servicer and Subservicers..58
    Servicing and Other Compensation and

    The Trustee and the Supplemental
     Interest Trust Trustee...............63
LEGAL PROCEEDINGS.........................63
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..63
    Characterization of Adjustable
     Rate Certificates....................64
    Status of the Offered Certificates....67
    Special Tax Considerations
     Applicable to Residual Certificates..67
    Tax Return Disclosure and
     Investor List Requirements...........67
    Penalty Protection....................67
USE OF PROCEEDS...........................67
METHOD OF DISTRIBUTION....................67
LEGAL OPINIONS............................67
RATINGS...................................67
LEGAL INVESTMENT..........................67
ERISA CONSIDERATIONS......................67

                                             Risk Factors

        The  offered  certificates  of  any  series  are  not  suitable  investments  for  all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together  with an investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet  supplement  and the related base  prospectus  in the context of your financial situation and tolerance for risk.

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

Risk of Loss...

Underwriting standards may   Generally,   the  mortgage  loans  have  been   originated   using
affect risk of loss on the   underwriting   standards   that  are  less   stringent   than  the
mortgage loans.              underwriting   standards  applied  by  certain  other  first  lien
                             mortgage  loan  purchase  programs,  such as those of Fannie  Mae,
                             Freddie  Mac or the  depositor's  affiliate,  Residential  Funding
                             Mortgage  Securities I, Inc. Applying less stringent  underwriting standards  creates  additional  risks that losses on the  mortgage loans will be allocated to certificateholders.
                             Examples include the following:
                             o       mortgage  loans secured by non-owner  occupied  properties may present a greater risk that the borrower  will stop making
                                 monthly  payments  if  the  borrower's   financial   condition
                                 deteriorates;
                             o       mortgage loans with loan-to-value  ratios greater than 80%
                                 (i.e.,  the amount of the loan at  origination  is 80% or more of the value of the mortgaged  property) may increase the risk
                                 that  the  value  of  the  mortgaged   property  will  not  be
                                 sufficient to satisfy the mortgage loan upon foreclosure;
                             o       mortgage loans with  loan-to-value  ratios of greater than
                                 80%  which  may be as high as  100%  at  origination,  with no mortgage  insurance,  may  increase  the  likelihood  that the value of the  mortgaged  property  would not be  sufficient to satisfy the mortgage  loan upon  foreclosure  unless the value of the mortgaged property increases;
                             o       mortgage   loans   made  to   borrowers   who  have   high
                                 debt-to-income  ratios  (i.e.,  the amount of debt  service on the other debt of the borrower  represents a large  portion of his  or her  income)  may  result  in a  deterioration  of the borrower's  financial  condition  that could make it difficult for the borrower to continue to make mortgage payments; and
                             o       mortgage  loans  made to  borrowers  whose  income  is not required to be  disclosed  or verified  may  increase the risk that the borrower's income is less than that represented.

                             Some of the mortgage loans with loan-to-value  ratios over 80% may
                             be  insured  by  primary  mortgage  insurance.   However,  if  the
                             insurer is unable to pay a claim,  the amount of loss  incurred on those loans may be increased.

                             In  addition,  in  determining  loan-to-value  ratios for  certain mortgage loans,  the value of the related  mortgaged  property may be based on an  appraisal  that is up to 24 months old if there is
                             a  supporting   broker's  price  opinion,   automated   valuation,
                             drive-by  appraisal or other  certification  of value.  If such an appraisal  does not reflect  current market values and such market values have declined,  the likelihood that proceeds from a sale of the mortgaged  property may be  insufficient to repay the mortgage loan is increased.

                             See "The Trusts--Underwriting  Policies" and "Certain Legal Aspects
                             of Mortgage Loans and Contracts" in the related base prospectus.

The return on your           The  Servicemembers  Civil  Relief Act, as amended,  or the Relief
certificates could be        Act,  provides  relief  to  borrowers  who enter  active  military
reduced by shortfalls due    service  and to  borrowers  in  reserve  status  who are called to
to the Servicemembers        active  duty  after  the   origination  of  their  mortgage  loan.
Civil Relief Act.            Current or future  military  operations  of the United  States may increase  the  number  of  borrowers  who are in  active  military service,  including persons in reserve status who have been called or  will be  called  to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is  covered by the Relief Act may not be charged  interest  on a  mortgage  loan in excess of 6% per annum  during  the  period  of the  borrower's  active  duty.  Any resulting  interest  shortfalls are not required to be paid by the
                             borrower  at  any  future  time.  The  master   servicer  for  the
                             applicable  series of certificates will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will
                             not  be  covered  by  any  form  of  credit   enhancement  on  the
                             certificates of that series.  Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the
                             application   of  the  Relief  Act  or  similar   legislation   or
                             regulations  will be  applied to reduce the  accrued  interest  on each  interest-bearing  class of  certificates of that series on a pro rata basis.

                             The  Relief  Act  also  limits  the  ability  of the  servicer  to foreclose  on a  mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional  three month period  thereafter.  As a result,  there may be delays in  payment and  increased  losses on the  mortgage  loans.  Those  delays and increased  losses  on the  mortgage  loans  included  in the trust established  for any series will be borne  primarily  by the class of  certificates  of  that  series  with a  certificate  principal balance greater than zero with the lowest payment priority.

                             We do not  know  how  many  mortgage  loans  have  been  or may be
                             affected  by  the   application  of  the  Relief  Act  or  similar
                             legislation or regulations.

                             See  the   definition  of  Accrued   Certificate   Interest  under
                             "Description of the  Certificates--Glossary  of Terms" in this term sheet  supplement and "Certain Legal Aspects of Mortgage Loans and
                             Contracts--Servicemembers  Civil  Relief Act" in the  related  base prospectus.

The return on your           Losses  on  mortgage  loans may  occur  due to a wide  variety  of
certificates may be          causes,  including  a decline in real  estate  values,  as well as
affected by losses on the    adverse  changes in a borrower's  financial  condition.  A decline
mortgage loans, which        in real estate values or economic conditions  nationally or in the
could occur due to a         regions  where  the  mortgaged  properties  are  concentrated  may
variety of causes.           increase the risk of losses on the mortgage loans.

The return on your           One risk of investing in mortgage-backed  securities is created by
certificates may be          any  concentration  of the  related  properties  in  one  or  more
particularly sensitive to    geographic  regions.  If the  regional  economy or housing  market
changes in real estate       weakens  in any  region  having  a  significant  concentration  of
markets in specific          properties   underlying  mortgage  loans  included  in  the  trust
regions.                     established for any series,  the mortgage loans in that region may experience  high  rates  of loss  and  delinquency,  resulting  in losses  to  holders  of the  related  series  of  certificates.  A region's  economic  condition and housing  market may be adversely affected by a variety of events,  including natural disasters such
                             as   earthquakes,   hurricanes,   floods  and   eruptions,   civil
                             disturbances  such as riots, by disruptions  such as ongoing power outages,  or  terrorist  actions  or  acts of  war.  The  economic impact  of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or  disturbance.
                             The properties  underlying the mortgage loans included in any loan group may be  concentrated  in these regions.  This  concentration may  result in  greater  losses to  certificateholders  than those generally present for similar  mortgage-backed  securities without that concentration.

Recent developments in the   Recently,  the  residential  mortgage  market in the United States
residential mortgage         has  experienced a variety of  difficulties  and changed  economic
market may adversely         conditions   that  may   adversely   affect   the  yield  on  your
affect the return on your    certificates.   Delinquencies   and   losses   with   respect   to
certificates                 residential  mortgage  loans  generally  have  increased in recent months,  and may  continue to  increase.  In  addition,  in recent months  housing  prices and  appraised  values in many states have declined  or  stopped  appreciating,  after  extended  periods  of significant  appreciation.  A  continued  decline  or an  extended flattening of those values may result in  additional  increases in delinquencies and losses on residential  mortgage loans generally, particularly with respect to second homes and investor  properties
                             and  with  respect  to  any   residential   mortgage  loans  whose
                             aggregate  loan  amounts  (including  any  subordinate  liens) are close to or greater than the related property values.

                             Another  factor  that  may  have  contributed  to,  and may in the future  result in,  higher  delinquency  rates is the  increase in monthly  payments on  adjustable  rate mortgage  loans.  Borrowers with  adjustable  payment  mortgage  loans  are being  exposed  to increased  monthly  payments  when the related  mortgage  interest rate  adjusts  upward  from  the  initial  fixed  rate  or  a  low
                             introductory  rate,  as  applicable,   to  the  rate  computed  in
                             accordance  with the  applicable  index and margin.  This increase in  borrowers'  monthly  payments,  together  with any increase in prevailing  market  interest  rates,  may result in  significantly increased  monthly  payments for borrowers  with  adjustable  rate mortgage loans.

                             Borrowers  seeking to avoid these  increased  monthly  payments by refinancing  their  mortgage  loans  may no longer be able to find available  replacement  loans at comparably low interest  rates. A
                             decline  in  housing   prices  may  also  leave   borrowers   with
                             insufficient  equity in their homes to permit  them to  refinance, and in addition,  many  mortgage  loans have  prepayment  premiums that add to the cost of  refinancing.  Furthermore,  borrowers who intend to sell  their  homes on or before  the  expiration  of the fixed  rate  periods  on their  mortgage  loans may find that they cannot  sell their  properties  for an amount  equal to or greater than the unpaid  principal  balance of their loans.  These events, alone or in  combination,  may  contribute  to higher  delinquency rates.

                             You should consider that the general market  conditions  discussed above may affect the  performance  of the  mortgage  loans and may adversely affect the return on your certificates.

Excess interest from the     The amount by which the aggregate stated principal  balance of the
mortgage loans may not       mortgage loans exceeds the aggregate class certificate  balance of
provide adequate credit      the classes of certificates,  other than the Class SB and Residual
enhancement.                 Certificates,   is  called   "overcollateralization."   Except  as
                             provided   in  a  final  term   sheet,   the   initial   level  of
                             overcollateralization  (that is, the  overcollateralization on the closing  date)  is  expected  to be  approximately  equal  to  the initial  level of  overcollateralization  required  by the pooling and  servicing  agreement.  The  mortgage  loans are  expected  to accrue  more  interest  than  is  needed  to pay  interest  on the classes of  certificates  because the  weighted  average  interest rate on the  mortgage  loans is  expected  to be  higher  than the
                             weighted   average   pass-through   rate   on  such   classes   of
                             certificates  plus the weighted  average  expense fee rate. In the event that the level of  overcollateralization  is  reduced,  such
                             "excess  interest"  will  be used  to  make  additional  principal payments on the classes of  certificates  to the extent  described in this term sheet supplement.  Overcollateralization  is intended to  provide  limited  protection  to the  holders  of the  offered certificates by absorbing  losses from liquidated  mortgage loans.
                             However,  we cannot assure you that enough excess interest will be generated on the mortgage  loans to maintain the required level of overcollateralization.

                             The excess  interest  available on any  distribution  date will be affected by the actual amount of interest  received,  collected or advanced in respect of the  mortgage  loans for that  distribution date.  Such amount will be  influenced  by changes in the weighted average of the  mortgage  rates  resulting  from  prepayments  and liquidations of the mortgage loans as well as from  adjustments of the  mortgage  rates.  The  pass-through  rate  of each  class  of interest-bearing  certificates  is subject to a net rate cap which generally is based on the weighted  average  adjusted net mortgage rates of the mortgage  loans, as may be adjusted as described in a final term sheet. If the pass-through  rate on one or more classes is limited by the  applicable net rate cap, it may be necessary to apply  all  or a  portion  of  the  interest  funds  available  to distribute  interest at the  pass-through  rates for such  classes of certificates.  As a result, interest may be unavailable for any other purpose.

                             If   the   protection   afforded   by   overcollateralization   is
                             insufficient,  then the holders of the offered  certificates could experience a loss on their investment.

The value of your            If the  performance  of the mortgage  loans  included in the trust
certificates may be          established for any series is substantially  worse than assumed by
reduced if losses are        the  rating  agencies  rating  any class of  certificates  of that
higher than expected.        series,  the  ratings  of any class of those  certificates  may be lowered in the  future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor any other entity will have any  obligation to  supplement  any credit  enhancement,  or to take any other  action to maintain any rating of the certificates.

A transfer of master         If the  master  servicer  defaults  in its  obligations  under the
servicing in the event of    pooling  and  servicing  agreement,  the master  servicing  of the
a master servicer default    mortgage  loans may be  transferred to the trustee or an alternate
may increase the risk of     master  servicer,  as described  under "The Pooling and  Servicing
payment application errors   Agreement - Rights  Upon Event of  Default"  in the  related  base prospectus.  In the event of such a transfer  of master  servicing there may be an  increased  risk of errors  in  applying  payments from  borrowers or in  transmitting  information  and funds to the successor master servicer.

Some of the mortgage loans   Some of the mortgage loans included in the trust  established  for
have an initial interest     any series may have  interest  only  periods of varying  duration.
only period, which may       During this period,  the payment made by the related borrower will
increase the risk of loss    be less  than it  would  be if the  mortgage  loan  amortized.  In
and delinquency on these     addition,  the  mortgage  loan  balance will not be reduced by the
mortgage loans.              principal  portion  of  scheduled  monthly  payments  during  this period.  As a result,  no principal  payments  will be made to the certificates  of the related  series from  mortgage  loans of this nature  during their  interest only period except in the case of a prepayment.

                             After the initial  interest  only period,  the  scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related borrowers,  particularly if interest  rates  have  increased  and the  borrower  is  unable to refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not  amortizing  during the early  years of these  mortgage  loans.  Although  the  amount  of principal  included  in  each  scheduled  monthly  payment  for  a traditional  mortgage  loan can be  relatively  small  during  the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be significant.

                             Mortgage   loans  with  an  initial   interest   only  period  are
                             relatively  new in the mortgage  marketplace.  The  performance of these mortgage loans may be significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers  of  refinancing  their  mortgage loans with a new mortgage  loan, in particular one with an initial interest  only  period,  which  may  result  in  higher  or  lower prepayment  speeds than would  otherwise be the case. In addition, the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the  delinquency  and prepayment experience of these mortgage loans.

High LTV Loans Without Mortgage Insurance

The mortgage pool includes   Some of the  mortgage  loans may have an LTV ratio at  origination
certain loans that may be    in excess  of 80% but may not be  insured  by a  primary  mortgage
subject to a higher risk     insurance  policy.  Although primary mortgage  insurance policy is
of loss                      generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance  was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the  related  mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon  foreclosure  is greater for these types of loans,  resulting in a higher  likelihood  of losses with respect to these types of loans.

Risks Relating to Primary Mortgage Insurers

You may incur losses if a    Some of the  mortgage  loans may have an LTV ratio at  origination
primary mortgage insurer     in  excess  of  80%  and  may be  insured  by a  primary  mortgage
fails to make payments       insurance  policy.  If such a  mortgage  loan  were  subject  to a
under a primary mortgage     foreclosure and the value of the related  mortgaged  property were
insurance policy             not  sufficient to satisfy the mortgage  loan,  payments under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan. If the insurer is unable or  refuses  to pay a claim,  the amount of such losses would be allocated to holders of  certificates  as realized losses.

Risks Relating to Cooperative Loans

Cooperative loans have       Some of the  mortgage  loans may not be secured  directly  by real
certain characteristics      property  but may be  cooperative  loans.  A  cooperative  loan is
that may increase the risk   secured  by a  first  lien on  shares  issued  by the  cooperative
of loss                      corporation  that owns the related  apartment  building and on the
                             related   proprietary  lease  or  occupancy   agreement   granting
                             exclusive   rights  to  occupy  a   specific   unit   within   the
                             cooperative.  Cooperative loans have certain  characteristics that may increase the likelihood of losses.
                             The   proprietary   lease  or  occupancy   agreement   securing  a
                             cooperative  loan is  subordinate,  in most cases,  to any blanket mortgage on the related  cooperative  apartment building or on the underlying  land.  If  the  cooperative  is  unable  to  meet  the payment obligations (i) arising under an underlying mortgage,  the mortgagee  holding an underlying  mortgage could foreclose on that mortgage and  terminate  all  subordinate  proprietary  leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder  of the  landlord's  interest  under the land  lease  could terminate it and all subordinate  proprietary leases and occupancy agreements.
                             Additionally,  the proprietary lease or occupancy agreement may be terminated  and the  cooperative  shares may be  cancelled  by the cooperative if the tenant-stockholder  fails to pay maintenance or other  obligations  or charges owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement  will usually  constitute a default under the
                             security     agreement     between     the    lender    and    the
                             tenant-stockholder.   In  the  event  of  a  foreclosure  under  a
                             cooperative  loan,  the  mortgagee  will  be  subject  to  certain restrictions  on its ability to transfer  the  collateral  and the use of proceeds from any sale of  collateral.  See "Certain  Legal
                             Aspects   of   Mortgage   Loans   and    Contracts--The    Mortgage
                             Loans--Cooperative Loans" in the related base prospectus.

Limited Obligations

Payments on the mortgage     The certificates  offered in each series will represent  interests
loans and the other assets   only in the trust  established for that series.  The  certificates
of the trust are the sole    do not  represent an ownership  interest in or  obligation  of the
source of payments on your   depositor,  the master  servicer  or any of their  affiliates.  If
certificates.                proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that  series, investors  will have no  recourse  to the  depositor,  the  master servicer or any other entity, and will incur losses.

Liquidity Risks

You may have to hold your    A secondary  market for your  certificates  may not develop.  Even
certificates to maturity     if a secondary market does develop,  it may not continue or it may
if their marketability is    be illiquid.  Neither the  underwriters for the related series nor
limited.                     any other  person  will have any  obligation  to make a  secondary market  in your  certificates,  and you have no  right to  request redemption  of your  certificates.  Illiquidity  means you may not be able  to find a buyer  to buy  your  securities  readily  or at
                             prices  that  will   enable  you  to  realize  a  desired   yield.
                             Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                             Any class of  offered  certificates  may  experience  illiquidity, although  generally  illiquidity  is more likely for classes  that are especially  sensitive to  prepayment,  credit or interest rate risk,  or  that  have  been  structured  to  meet  the  investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy proceedings       The transfer of the mortgage loans from any  applicable  seller to
could delay or reduce        the  depositor  will be  intended by the parties to be and will be
distributions on the         documented  as a sale.  However,  if any  seller  were  to  become
certificates.                bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans as a loan  secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that  seller.  Any such  attempt  could  result in a delay  in or  reduction  of  collections  on  the  mortgage  loans included  in the trust  established  for any series  available  to make payments on the certificates of that series.

The Bankruptcy of a          If a  borrower  becomes  subject  to a  bankruptcy  proceeding,  a
Borrower May Increase the    bankruptcy  court  may  require  modifications  of the  terms of a
Risk of Loss on a Mortgage   mortgage  loan without a permanent  forgiveness  of the  principal
Loan.                        amount  of  the  mortgage   loan.   Modifications   have  included
                             reducing the amount of each monthly payment,  changing the rate of interest and  altering  the  repayment  schedule.  In addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary  default  relating  to a  mortgage  loan on the debtor's  residence  by  paying  arrearages  within  a  reasonable
                             period  and  reinstating   the  original   mortgage  loan  payment
                             schedule,  even though the lender  accelerated  the mortgage  loan and  final  judgment  of  foreclosure  had been  entered  in state
                             court.  In  addition,   under  the  federal  bankruptcy  law,  all
                             actions  against  a  borrower  and  the  borrower's  property  are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations

The yield on your            The yield to  maturity  on each class of offered  certificates  of
certificates will vary       any series will depend on a variety of factors, including:
depending on various
factors.                     o       the rate and timing of principal  payments on the mortgage loans  in  the  related  loan  group  included  in  the  trust established for any series,  including  prepayments,  defaults
                                 and   liquidations,   and   repurchases  due  to  breaches  of
                                 representations or warranties;

                             o       the  allocation  of  principal  payments  on the  mortgage loans in the related  loan group among the various  classes of offered certificates included in that series;

                             o       realized  losses and interest  shortfalls  on the mortgage loans in the related loan group;

                             o       the pass-through rate for that class; and

                             o       the purchase price of that class.

                             As used in this term sheet  supplement,  references to the related
                             (or words of similar  effect) loan group will mean, in the case of a series with  multiple  loan groups,  the loan group from which a class of certificates will receive  distributions of principal and interest,  and,  in the case of a series with a single loan group, the mortgage pool.
                             The rate of  prepayments  is one of the most  important  and least predictable  of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                             In general,  if you purchase a certificate  at a price higher than
                             its  outstanding   certificate  principal  balance  and  principal
                             distributions  on your  certificate  occur faster than you assumed at the  time of  purchase,  your  yield  will be  lower  than  you anticipated.  Conversely,  if  you  purchase  a  certificate  at a price lower than its  outstanding  certificate  principal  balance and principal  distributions  on that class occur more slowly than you  assumed  at the time of  purchase,  your  yield will be lower than you anticipated.

The rate of prepayments on   Since  mortgagors,  in most cases, can prepay their mortgage loans
the mortgage loans will      at any time,  the rate and timing of  principal  distributions  on
vary depending on future     the offered  certificates  are highly  uncertain and are dependent
market conditions and        upon  a  wide  variety  of  factors,  including  general  economic
other factors.               conditions,   interest  rates,  the  availability  of  alternative
                             financing  and   homeowner   mobility.   Generally,   when  market
                             interest  rates  increase,  borrowers  are less  likely  to prepay their  mortgage  loans.  This could  result in a slower  return of principal  to you at a time  when  you  might  have  been  able to reinvest  your  funds  at a  higher  rate  of  interest  than  the pass-through  rate on your  class of  certificates.  On the  other
                             hand,  when  market   interest  rates   decrease,   borrowers  are
                             generally  more  likely  to  prepay  their  mortgage   loans.   In
                             addition,  when  the  mortgage  rates  on  hybrid  mortgage  loans convert  from fixed  rates to  adjustable  rates,  there may be an increase in  prepayments.  The factors  described  in the previous two sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds at an interest  rate as high as the  pass-through  rate on your class of certificates.

                             Refinancing programs,  which may involve soliciting all or some of the  mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These  refinancing programs may be offered by the master  servicer,  any subservicer, the  depositor or their  affiliates,  and may include  streamlined documentation  programs as well as programs under which a mortgage
                             loan  is  modified  to  reduce  the  interest  rate.   Streamlined
                             documentation  programs involve less  verification of underwriting information than traditional documentation programs.

                             See  "Description of the Mortgage  Pool--The  Program" and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and "Maturity and  Prepayment  Considerations"  in the
                             related base  prospectus.

The recording of mortgages   The mortgages or  assignments  of mortgage for all or a portion of
in the name of MERS may      the  mortgage  loans  included  in the trust  established  for any
affect the yield on the      series may have been or may be  recorded  in the name of  Mortgage
certificates.                Electronic  Registration Systems, Inc., or MERS, solely as nominee for the  originator  and its  successors  and assigns.  Subsequent assignments  of  those  mortgages  are  registered  electronically through  the  MERS®  System.  However,  if MERS  discontinues  the
                             MERS® System and it becomes  necessary to record an  assignment of the  mortgage  to the  trustee  for any  series,  then any related expenses  shall be paid by the  related  trust and will reduce the
                             amount   available  to  pay  principal  of  and  interest  on  the
                             certificates  included in that series with  certificate  principal balances greater than zero with the lowest payment priorities.

                             The  recording  of  mortgages  in the name of MERS is a relatively new practice in the mortgage  lending  industry.  Public recording officers and others in the mortgage industry may have limited,  if any,  experience  with  lenders  seeking to  foreclose  mortgages, assignments  of  which  are  registered  with  MERS.  Accordingly,
                             delays  and  additional  costs  in  commencing,   prosecuting  and
                             completing  foreclosure  proceedings  and  conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and
                             additional   costs  could  in  turn  delay  the   distribution  of
                             liquidation  proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                             For  additional  information  regarding MERS and the MERS® System, see "Description of the Mortgage  Pool--General" and "Certain Yield
                             and Prepayment  Considerations"  in this term sheet supplement and
                             "Description of the  Certificates--Assignment of Mortgage Loans" in
                             the related base  prospectus.

The yield on your            The offered  certificates  of each class included in a series will
certificates will be         have different yield  considerations  and different  sensitivities
affected by the specific     to the rate and timing of principal  distributions.  The following
terms that apply to that     is a general  discussion of yield  considerations  and  prepayment
class, discussed below.      sensitivities  of some of the categories of certificates  that may be included in any series.

                             See "Certain  Yield and  Prepayment  Considerations"  in this term sheet supplement.
Senior Certificates          Each  Class of  Senior  Certificates  will  receive  distributions primarily  from the related loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive to the rate and timing of principal  prepayments  and  defaults on the mortgage  loans in the related loan group.

                             See  "Description of the  Certificates--Principal  Distributions on
                             the Senior Certificates" in this term sheet supplement.

The yields on the            The interest  rate on any class of  adjustable  rate  certificates
adjustable rate              will be based on an interest rate index plus a margin,  subject to
certificates may be          a cap equal to the weighted  average of the net mortgage  rates on
affected by changes in       the related  mortgage loans, or weighted average net mortgage rate
interest rates               cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap  agreement,  if any. Thus,
                             the  yield  to   investors  on  any  class  of   adjustable   rate
                             certificates  will be extremely  sensitive to  fluctuations of the applicable  interest  rate index and be adversely  affected by the application  of the  weighted  average net  mortgage  rate cap, as adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

                             The  difference  between the weighted  net  mortgage  rate cap, as adjusted to take into  account  payments  owed by the trust to the swap  counterparty  under  a  swap  agreement,  if  any,  and  the applicable  interest  rate  index  plus the  related  margin  will create a shortfall that will carry forward with interest  thereon.
                             However,  these  shortfalls  will only be payable from excess cash flow  or,  if  applicable,  a yield  maintenance  agreement,  swap agreement or other  derivative  instrument,  and may remain unpaid on the optional  termination date, if the optional  termination is exercised,  or, if the optional  termination is not exercised,  on the final distribution date for the certificates.

                             In  addition,  because the initial  mortgage  rates on the related mortgage  loans may be lower  than the  related  minimum  mortgage rates,  the weighted average net mortgage rate cap, as adjusted to take  into  account  payments  owed  by  the  trust  to  the  swap counterparty  under a swap  agreement,  if any, will  initially be less  than it will be once the  related  mortgage  loans  have all adjusted  to their  fully-indexed  rate.  Therefore,  prior to the month in which all of the related  mortgage loans have adjusted to their  fully  indexed  rate,  there  is a  greater  risk  that the pass-through rate on the related  adjustable rate certificates may be limited by the  weighted  average  net  mortgage  rate cap,  as adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

Interest Only Certificates   A class of interest only certificates  included in any series will not be  entitled  to  principal  distributions  and  will  receive interest  distributions  based on a notional amount,  which may be based on all or a portion of the certificate  principal balance of one or  more  classes  of  certificates  included  in the  related series.  Investors  in  a  class  of  interest  only  certificates should be aware  that the yield on that  class  will be  extremely sensitive  to the rate and  timing of  principal  payments  on the related  class or  classes  of  certificates,  and  that  rate may fluctuate  significantly  over time. A faster than  expected  rate
                             of  principal   payments  on  the  related  class  or  classes  of
                             certificates   will  have  an  adverse  effect  on  the  yield  to
                             investors  in a class of  interest  only  certificates  and  could
                             result  in  their   failure  to  fully   recover   their   initial
                             investments.

Senior Support Certificates  Investors in a class of senior support  certificates of any series should be aware  that all or a portion  of losses on the  mortgage loans in the related loan group included in the trust  established for  that  series  otherwise  allocable  to the  related  class or classes of super  senior  certificates  will be  allocated to that class of senior  support  certificates  as and to the  extent  set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of senior  support  certificates will be extremely  sensitive to losses otherwise  allocable to the related class or classes of super senior certificates.

Subordinated Certificates    The  yield  to  investors   in  any  class  of  the   subordinated
                             certificates  of any  series  will be  sensitive  to the  rate and timing of losses on the mortgage  loans in all related loan groups for  any  series,  if  those  losses  are  not  covered  by a more subordinate class of the subordinated certificates.

                             It is not  expected  that a class  of  subordinated  certificates, other than any class of senior support certificates,  will receive any  distributions  of principal  payments until the  distribution
                             date  set  forth  in  the  final   term   sheet  for  a  class  of
                             certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage  loans in
                             each  loan  group  may  be   allocated   to  the  related   senior
                             certificates as described in this term sheet supplement,  and none or a disproportionately  small portion of principal prepayments on the  mortgage  loans in each loan group may be paid to the holders of the subordinated  certificates,  other than any class of senior support certificates.

                             As a  result,  the  weighted  average  lives  of the  subordinated certificates may be longer than would otherwise be the case.

                             See   "Summary--Credit   Enhancement--Allocation   of  Losses"   and
                             "Description   of   the    Certificates--Allocation    of   Losses;
                             Subordination" in this term sheet supplement.

Certificates entitled to     As set forth in any final term sheet for a class of  certificates,
prepayment charges           the holders of certain  certificates may be entitled to prepayment charges  collected in respect of the mortgage loans.  The yield to maturity of those  certificates will depend on the rate and timing of receipt of prepayment  charges on the mortgage loans, which are difficult to predict and which may  fluctuate  significantly  over time.  Generally,  each prepayment charge only remains  applicable with  respect to such  mortgage  loan for the limited time periods specified in the terms of such mortgage  loan. In addition,  under
                             certain   instances  the  payment  of  any  otherwise   applicable
                             prepayment charge may be waived by the master servicer.  Investors should  conduct  their own  analysis of the effect,  if any,  that rate and timing of payment of prepayment  charges, or decisions by the master  servicer with respect to waiver  thereof,  may have on the  performance  of those  certificates  entitled  to  prepayment charges.  There can be no  assurance as to the timing or amount of collections  of  prepayment  charges or the  effect of  prepayment charges  on  the  rate  of  prepayments  on  the  mortgage  loans.
                             Further,  some state laws  restrict the  imposition  of prepayment charges even when the  mortgage  loans  expressly  provide for the collection  of  those  charges.  It is  possible  that  prepayment charges and late fees may not be collected  even on mortgage loans that  provide  for the  payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on the certificates entitled to prepayment charges.

                             See  "Description  of the  Mortgage  Pool - General"  and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and  "Certain  Legal  Aspects  of  Mortgage  Loans and
                             Contracts--Default  Interest and  Limitations  on  Prepayments"  in
                             the related base prospectus.

Certificates related to      As set forth in any final term sheet for a class of  certificates,
any yield maintenance or     the holders of certain  adjustable rate  certificates  may benefit
similar agreement            from a series  of  payments  pursuant  to a yield  maintenance  or
                             simliar   agreement.   The  purpose  of  such   agreements  is  to
                             partially  mitigate  the  risk  to the  investors  in the  related certificates  that the  pass-through  rate on  their  certificates will be lower than the index plus the related margin.

                             However,  the  amount  payable  to those  investors  under such an agreement  will be based on a notional  amount equal to the lesser
                             of  the  aggregate   certificate   principal  balance  of  related
                             certificates and an amount  determined based on an assumed rate of prepayments  on the mortgage  loans.  Accordingly,  if prepayments occur at a slower  rate than  assumed,  the amount  payable on the agreement  will be less than the  amount of  interest  that  would accrue on those  certificates  at the  excess of the index  over a certain  rate per annum as set forth in the final  term  sheet for such class.  In addition,  if the index exceeds a certain rate per annum as set  forth in the  final  term  sheet  for such  class of
                             certificates,   no  additional   amounts  are  payable  under  the
                             agreement.  Any amount by which the amount  paid by the  agreement provider  is less than the  difference  between the index plus the related  margin  and a rate set forth in the final  term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                             Furthermore,  investors  under the  agreement  are  subject to the risk that the agreement  provider will default on all or a portion of its payment obligations under the agreement.

Certificates related to      As set forth in any final term sheet for a class of  certificates,
any swap agreement.          amounts payable by a swap counterparty under a swap agreement,  if any, may be available to pay some interest shortfalls,  basis risk shortfalls  and to cover  some  losses.  However,  no net  amounts will be payable by the swap  counterparty  unless the amount  owed by the  swap  counterparty  on a  distribution  date  exceeds  the amount owed to the swap  counterparty on that  distribution  date.
                             No assurance  can be made that any amounts will be received  under any swap  agreement,  or that any such  amounts  that are received will be  sufficient  to  cover  interest  shortfalls,  basis  risk shortfalls  or losses.  Any net swap  payment  payable to the swap counterparty  under the terms of the swap  agreement  will  reduce amounts available for distribution to certificateholders,  and may reduce the  pass-through  rates of the  related  certificates.  In addition,  in certain cases, a swap termination payment payable to the swap  counterparty  in the event of early  termination  of the swap agreement may reduce amounts  available for  distribution  to the related certificates.

                             Furthermore,  investors  under the swap  agreement  are subject to the risk  that  the swap  counterparty  will  default  on all or a portion of its payment obligations under the swap agreement.

Class M Certificates         The  yield  to  investors  in the  Class  M  Certificates  will be sensitive  to the  rate  and  timing  of  losses  on  the  related mortgage  loans,  to the extent not covered by excess cash flow or overcollateralization.  Losses,  other than  specified  amounts of certain types of losses  described in this term sheet  supplement,
                             to   the   extent   not   covered   by   excess   cash   flow   or
                             overcollateralization  will be allocated  to the most  subordinate class of Class M Certificates outstanding.

                             See  "Description  of the  Certificates--Allocation  of  Losses" in
                             this term sheet supplement.

                                        Issuing Entity

        The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series supplement,  dated as of the cut-off date for that series, to the standard  terms of pooling and servicing  agreement,  dated as of December 1, 2006,  among the  depositor,  the master  servicer and the trustee,  together  with the series  supplement, referred  to  herein as the  pooling  and  servicing  agreement.  The  pooling  and  servicing agreement  is  governed  by the laws of the State of New York.  On the  closing  date for each series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the aggregate  will  constitute  a mortgage  pool,  secured by first liens on one- to  four-family residential  properties  with terms to maturity of not more than 30 years.  The mortgage  pool may be  divided  into two or more  loan  groups.  The  trust  will  not  have  any  additional equity.  The pooling and  servicing  agreement  for each  series will  authorize  the trust to engage only in selling the  certificates  in exchange for the mortgage  loans included in that trust,  entering  into  and  performing  its  obligations  under  the  pooling  and  servicing agreement for that series,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in  connection  with the  conservation  of the trust fund and making distributions to certificateholders of that series.

        The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans  shall  also be  deemed to be a grant by the  depositor  to the  trustee  of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms used in this term sheet  supplement  have the meanings  given below  under  "Description  of the  Certificates--Glossary  of  Terms" or in the  related  base prospectus under "Glossary."

                                     Sponsor and Master Servicer

        Residential  Funding  Company,   LLC,  a  Delaware  limited  liability  company,  buys
residential   mortgage  loans  under  several  loan  purchase   programs  from  mortgage  loan
originators  or  sellers  nationwide,  including  affiliates,  that  meet its  seller/servicer eligibility  requirements  and  services  mortgage  loans for its own  account and for others.
See "The  Trusts--Mortgage  Collateral Sellers" and "--Qualifications of Sellers" in the related
base  prospectus  for  a  general  description  of  applicable   seller/servicer   eligibility
requirements.  Residential  Funding Company,  LLC's principal executive offices are located at
8400  Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its telephone number is (952)  857-7000.  Residential  Funding  Company,  LLC conducts  operations  from its headquarters  in  Minneapolis  and  from  offices  located  primarily  in  California,  Texas,
Maryland,   Pennsylvania  and  New  York.   Residential  Funding  Company,  LLC  finances  its
operations primarily through its securitization program.

        Residential  Funding  Company,  LLC was founded in 1982 and began  operations in 1986, acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to  four-family  residential  properties.  GMAC LLC  (formerly  known as General
Motors Acceptance  Corporation)  purchased  Residential Funding Company, LLC in 1990. In 1995,
Residential  Funding  Company,  LLC  expanded  its  business  to  include  "Alt-A"  first lien mortgage  loans,  such  as the  mortgage  loans  described  in the  related  base  prospectus.
Residential  Funding  Company,  LLC also began to acquire  and  service  both  closed-end  and revolving loans secured by second liens and subprime loans in 1995.

Sponsor Securitization Experience

          The following  tables set forth the aggregate  principal  amount of publicly offered securitizations of mortgage loans sponsored by Residential  Funding Company,  LLC for the past five years and the three months ended March 31, 2007, calculated as of  year  end  or  quarter end, as applicable.  Residential Funding Company,  LLC sponsored  approximately  $31.6 billion and $2.9 billion  in initial  aggregate  principal amount of mortgage-backed securities in the
2002 calendar year backed by  first lien  mortgage loans  and  junior  lien  mortgage   loans,
respectively.  Residential  Funding  Company,  LLC sponsored  approximately  $61.8 billion and
$3.0 billion in initial aggregate  principal amount of mortgage-backed  securities in the 2006
calendar  year  backed  by  first  lien  mortgage  loans  and  junior  lien  mortgage   loans,
respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current  and prior year  volume over (b) the prior year volume.

First Lien Mortgage Loans

                                                               Year Ended December 31                          Three Months Ended
 Volume by Principal Balance           2002             2003            2004            2005             2006             3/31/07

Prime Mortgages(1)                 $16,177,753,813  $18,964,072,062 $11,953,278,792 $24,149,038,614 $40,241,885,054 $10,064,255,776

Non-Prime Mortgages(2)             $15,475,700,554  $27,931,235,627 $24,408,531,445 $27,928,496,334 $21,581,547,796 $ 4,347,251,095

Total                              $31,653,454,367  $46,895,307,689 $36,361,810,237 $52,077,534,948 $61,823,432,850 $14,411,506,871

Prime Mortgages(1)                          51.11%         40.44%          32.87%          46.37%          65.09%          69.83%

Non-Prime Mortgages(2)                      48.89%         59.56%          67.13%          53.63%          34.91%          30.17%

Total                                      100.00%        100.00%         100.00%         100.00%         100.00%         100.00%

    Percentage Change from
        Prior Year (3)

Prime Mortgages(1)                         (1.28)%         17.22%        (36.97)%         102.03%          66.64%

Non-Prime Mortgages(2)                     104.52%         80.48%        (12.61)%          14.42%        (22.73)%

Total                                       32.14%         48.15%        (22.46)%          43.22%          18.71%

Junior Lien Mortgage Loans
                                                               Year Ended December 31                          Three Months Ended
 Volume by Principal Balance           2002             2003            2004             2005             2006            3/31/07

Prime Mortgages(1)                  $2,875,005,049  $3,207,008,585 $2,085,015,925    $2,409,506,573  $3,012,549,922    $804,306,507

Non-Prime Mortgages(2)                           -              -               -                 -             -                -

Total                               $2,875,005,049  $3,207,008,585 $2,085,015,925    $2,409,506,573  $3,012,549,922    $804,306,507

Prime Mortgages(1)                         100.00%        100.00%         100.00%           100.00%       100.00%           100.00%

Non-Prime Mortgages(2)                           -              -               -                 -             -                 -

Total                                      100.00%        100.00%         100.00%           100.00%       100.00%           100.00%

    Percentage Change from
        Prior Year (3)

Prime Mortgages(1)                      17.90%             11.55%        (34.99)%            15.56%        25.03%

Non-Prime Mortgages(2)                           -        -                     -                 -             -

Total                                   17.90%             11.55%        (34.99)%            15.56%        25.03%
_________________
==============================================================================================
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and
    Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien
    programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Master Servicer Servicing Experience

        The  following  tables set forth the annual  average  outstanding  principal  balance, calculated as of year end, of mortgage loans master serviced by Residential  Funding  Company,
LLC for the past five years.  Residential  Funding  Company,  LLC was the master servicer of a residential  mortgage  loan  portfolio  of  approximately  $68.2  billion and $4.1  billion in average  outstanding  principal  amount  during the 2002  calendar  year  backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Company,
LLC was the master servicer of a residential  mortgage loan portfolio of approximately  $140.1 billion  and $8.5  billion in average  outstanding  principal  during the 2006  calendar  year backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans,  respectively.  The percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans

                                                      Year Ended December 31                              Three Months Ended
  Volume by Principal
        Balance               2002                   2003             2004           2005            2006            3/31/07
Prime Mortgages(1)        $43,282,264,857 $33,749,084,171 $32,453,682,854 $47,935,800,813 $83,052,457,702   $ 91,791,468,815

Non-Prime Mortgages(2)    $24,910,565,613 $39,334,697,127 $50,509,138,736 $53,938,083,312 $57,013,557,376   $ 57,316,493,006

Total                    $68,192,830,470 $73,083,781,298 $82,962,821,590 $101,873,884,125$140,066,015,078   $149,107,961,821

Prime Mortgages(1)           63.47%                46.18%          39.12%          47.05%          59.30%           61.56%

Non-Prime Mortgages(2)       36.53%                53.82%          60.88%          52.95%          40.70%           38.44%

Total                        100.00%              100.00%         100.00%         100.00%         100.00%          100.00%

 Percentage Change from
     Prior Year (3)
Prime Mortgages(1)          (15.75)%        (22.03)%        (3.84)%          47.71%          73.26%

Non-Prime Mortgages(2)       51.62%          57.90%          28.41%          6.79%            5.70%

Total                         0.57%          7.17%           13.52%          22.79%          37.49%

Junior Lien Mortgage Loans
                                                  Year Ended December 31                              Three Months Ended
 Volume by Principal
       Balance             2002            2003           2004           2005             2006             3/31/07
Prime Mortgages(1)     $4,102,615,571 $4,365,319,862  $5,135,640,057$5,476,133,777    $8,536,345,778      $9,066,815,231

Non-Prime
Mortgages(2)                       -               -             -               -                 -                   -

Total                  $4,102,615,571 $4,365,319,862  $5,135,640,057$5,476,133,777    $8,536,345,778      $9,066,815,231

Prime Mortgages(1)        100.00%        100.00%        100.00%        100.00%          100.00%            100.00%

Non-Prime
Mortgages(2)                       -               -             -               -                 -                   -

Total                     100.00%        100.00%        100.00%        100.00%          100.00%            100.00%

  Percentage Change
        from
   Prior Year (3)

Prime Mortgages(1)                16.79%          6.40%      17.65%             6.63%          55.88%

Non-Prime                    -                    -           -                 -               -
Mortgages(2)

Total                             16.79%          6.40%      17.65%             6.63%          55.88%

First Lien Mortgage Loans
                                                  Year Ended December 31                              Three Months Ended
 Volume by Number of
        Loans               2002            2003           2004           2005            2006             3/31/07

Prime Mortgages(1)               202,938        168,654         156,745       201,903         312,825           340,203

Non-Prime                        242,625        341,863         414,639       411,550         405,577           395,809
Mortgages(2)

Total                            445,563        510,517         571,384       613,453         718,402           736,012

Prime Mortgages(1)                45.55%           33.04%          27.43%        32.91%          43.54%            46.22%

Non-Prime                         54.45%           66.96%          72.57%        67.09%          56.46%            53.78%
Mortgages(2)

Total                            100.00%          100.00%         100.00%       100.00%         100.00%           100.00%

  Percentage Change
        from
   Prior Year (3)
Prime Mortgages(1)             (14.71)%           (16.89)%         (7.06)%       28.81%          54.94%

Non-Prime                       44.37%             40.90%          21.29%        (0.74)%         (1.45)%
Mortgages(2)

Total                            9.74%             14.58%          11.92%         7.36%          17.11%

Junior  Lien Mortgage Loans
                                                                                                         Three Months
                                                   Year Ended December 31                                   Ended
 Volume by Number of
        Loans                   2002            2003          2004              2005             2006        3/31/07

Prime Mortgages(1)        118,773        127,833        147,647        143,713          199,652            208,178

Non-Prime                    -              -              -              -                -                  -
Mortgages(2)

Total                     118,773        127,833        147,647        143,713          199,652            208,178

Prime Mortgages(1)        100.00%        100.00%        100.00%        100.00%          100.00%            100.00%

Non-Prime                    -              -              -              -                -                  -
Mortgages(2)

Total                     100.00%        100.00%        100.00%        100.00%          100.00%            100.00%
  Percentage Change
        from
   Prior Year (3)
Prime Mortgages(1)       14.16%          7.63%          15.50%        (2.66)%           38.92%

Non-Prime                   -              -              -              -                -
Mortgages(2)

Total                    14.16%          7.63%          15.50%        (2.66)%           38.92%

==============================================================================================
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and
    Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien
    programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

    Residential  Funding  Company,  LLC's overall  procedures  for  originating  and acquiring mortgage loans are described  under  "Description  of the Mortgage Pool - The Program" in this
term   sheet   supplement.    Residential   Funding   Company,   LLC's   material   role   and
responsibilities  in this  transaction,  including as master  servicer,  are  described in the related  base  prospectus  under "The Trusts -  Qualification  of  Sellers"  and "The Trusts -
Repurchases  of Mortgage  Collateral"  and in this term sheet  supplement  under  "Pooling and
Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Company,  LLC's wholly-owned  subsidiary,  Homecomings  Financial,
LLC, or Homecomings,  originated and sold to Residential  Funding Company,  LLC certain of the mortgage loans included in the mortgage pool. See "Affiliations  Among  Transaction  Parties,"
"Description  of the Mortgage Pool - Originators"  and "Pooling and Servicing  Agreement - The
Master Servicer and Subservicers" in this term sheet supplement.

                                Affiliations Among Transaction Parties

        The  diagram  below  illustrates  the  various   relationships  among  the  affiliated
transaction parties.

                                   Description of the Mortgage Pool

        General

        The mortgage pool will consist of hybrid adjustable rate mortgage loans,  divided into one or more loan  groups.  The  mortgage  loans are  secured  by first  liens on fee simple or leasehold  interests in one- to four-family  residential  properties.  The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

        Some mortgage  loans may consist of hybrid  adjustable-rate  first lien mortgage loans which had principal  balances at  origination  which were less than or equal to the conforming balance.  The  conforming  balance for mortgage  loans secured by a single family  property is
$359,650 for all mortgage  loans other than those  originated in Alaska and Hawaii,  for which it is  $539,475.  For  two-,  three-  and four-  family  properties  the  maximum  balance  is
$460,400,  $556,500  or  $691,600,   respectively,   or  $690,600,  $834,750  and  $1,037,400,
respectively,  if the  property  is  located  in Alaska or Hawaii.  Some  mortgage  loans will consist of hybrid  adjustable-rate  first lien mortgage loans which had principal  balances at origination which were less than, equal to or greater than the conforming balance.

        All of the mortgage loans included in the trust  established  for any series have been or will be  purchased  by the  depositor  through its  affiliate,  Residential  Funding,  from unaffiliated  sellers as  described  in this term sheet  supplement  and in the  related  base prospectus,  or from  Homecomings  Financial,  LLC, a  wholly-owned  subsidiary  of the master servicer, or other affiliated sellers.

        The  mortgage  loans  included  in the  trust  for any  series  will be  selected  for inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the
Expanded  Criteria  Program  described  below based on the  sponsor's  assessment  of investor preferences and rating agency criteria.

        The depositor and Residential  Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The depositor  and  Residential
Funding will be required to  repurchase  or  substitute  for any mortgage loan included in the related  mortgage  pool as to  which a  breach  of its  representations  and  warranties  with respect to that  mortgage loan occurs,  if such breach  materially  and adversely  affects the interests  of  the  certificateholders  of  that  series  in  any  of  those  mortgage  loans.
Residential  Funding will not assign to the  depositor,  and  consequently  the depositor will
not  assign  to  the  trustee  for  the  benefit  of  the   certificateholders,   any  of  the
representations  and  warranties  made by the  mortgage  collateral  sellers  or the  right to require the related  mortgage  collateral  seller to  repurchase  any such  mortgage loan if a
breach  of  any  of  its  representations  and  warranties  occurs.   Accordingly,   the  only
representations   and   warranties   regarding  the  mortgage  loans  included  in  the  trust
established  for any series  that will be made for the  benefit of the  certificateholders  of that series will be the limited  representations  and warranties  made by Residential  Funding and the depositor described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage Collateral" in the related base prospectus.

        The  original  mortgages  for  some  of the  mortgage  loans  included  in  the  trust established  for any series have been, or in the future may be, at the sole  discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems,  Inc., or
MERS,  solely as nominee for the originator  and its  successors  and assigns,  and subsequent assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the  master  servicer,  registered  electronically  through  the MERS®  System.  In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future  may be, at the sole  discretion  of the  master  servicer,  registered  electronically through  the MERS®  System.  With  respect to each of these  mortgage  loans,  MERS  serves as mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity  on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional information  regarding the  recording of mortgages in the name of MERS see "Certain  Yield and
Prepayment  Considerations--General"  in this term sheet  supplement  and  "Description  of the
Certificates--Assignment of Mortgage Loans" in the related base prospectus.

        A certain  percentage  of the  mortgage  loans may provide for payment of a prepayment charge.  With  respect to some of these  mortgage  loans,  the  prepayment  charge  provisions provide for payment of a prepayment  charge for partial  prepayments and full prepayments made within a certain period  following the  origination of that mortgage loan, in an amount not to exceed the maximum  amount  permitted  by state law. The amount of the  applicable  prepayment charge,  to the extent  permitted under applicable law, is as provided in the related mortgage note.  Applicable  law may  impose  limitations  on the  amount  of the  prepayment  charge or render such prepayment  charge  unenforceable.  In addition,  under certain  circumstances the master  servicer may waive a prepayment  charge.  To the extent provided in a final term sheet for a class  of  certificates,  the  holders  of a  specified  class  of  certificates  may be entitled  to all  prepayment  charges  received on the  mortgage  loans.  In any event,  these amounts will not be available for distribution on any of the other offered  certificates.  See
"Description  of  Certificates  -  Prepayment  Charges"  in this  term  sheet  supplement  and
"Certain Legal Aspects of Mortgage  Loans and  Contracts--Default  Interest and  Limitations on
Prepayments" in the related base prospectus.

        In  connection  with  mortgage  loans  secured  by  a  leasehold  interest,   if  any,
Residential  Funding shall have  represented to the depositor  that,  among other things:  the use of  leasehold  estates for  residential  properties  is an  accepted  practice in the area
where  the  related  mortgaged  property  is  located;   residential  property  in  such  area
consisting of leasehold estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

        A portion of the mortgage loans included in the trust  established  for any series may be subject to the  Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the closing  date  for  that  series,  and  none  of the  mortgage  loans  included  in the  trust established for any series will be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high  cost" or  "covered"
loans  or (2) any  other  similar  designation  if the law  imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest rates,  points and/or fees. See "Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership
Act and Similar State Laws" in the related base prospectus.

        A portion of the mortgage loans included in the trust  established  for any series may be 30 days or more  delinquent  in payment of principal and  interest.  For a  description  of
the  methodology  used  to  categorize  mortgage  loans  as  delinquent,   see  "--Static  Pool
Information" below.

        A portion of the mortgage loans included in the trust  established  for any series may be  Buy-Down  Mortgage  Loans or  mortgage  loans  that  have  been  made to an  international borrower.

        Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection  with mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In  addition,
Credit  Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage loan if the seller does not  provide to  Residential  Funding a Credit  Score.  Credit  Scores
are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information
currently  on  file  for  the  borrower  at  a  particular   credit  reporting   organization.
Information  utilized  to create a Credit  Score may  include,  among  other  things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit, and bankruptcy  experience.  Credit Scores range from approximately
350 to  approximately  840, with higher scores  indicating an individual with a more favorable credit  history  compared  to an  individual  with a lower  score.  However,  a  Credit  Score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that
Credit  Scores  were  developed  to  indicate a level of default  probability  over a two-year period,  which  does  not  correspond  to the life of a  mortgage  loan.  Furthermore,  Credit
Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a
Credit Score does not take into  consideration  the  differences  between  mortgage  loans and consumer loans generally,  or the specific  characteristics  of the related mortgage loan, for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an  accurate predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established  for any  series  or that  any  mortgagor's  Credit  Score  would  not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such  mortgage  loan.  The amount of the  prepayment  charge is generally equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts prepaid during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established for any series will not be available for  distribution  on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement and
"Certain   Legal  Aspects  of  the  Mortgage   Loans--Default   Interest  and   Limitations  on
Prepayments" in the related base prospectus.

Static Pool Information

        Current  static pool data with  respect to  mortgage  loans  serviced  by  Residential
Funding is available on the  internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").
Information  presented  under "RALI" as the  issuer/shelf  and "QA" as the series will include information  regarding  prior  securitizations  of  mortgage  loans  that are  similar  to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as
Static Pool Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will
not  form  part  of  this  term  sheet  supplement,   the  accompanying  prospectus,   or  the
registration statement relating to the offered certificates.

        As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next  following  monthly scheduled  due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment  due on any  scheduled  due date remains  unpaid as of the close of business on the last  business day immediately  prior  to the  second  following  monthly  scheduled  due  date;  and so on.  The determination  as to whether a mortgage  loan  falls into these  categories  is made as of the close  of  business  on the  last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

        From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting   monthly  payments  for  delinquent   borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers  make payments  under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are  reported  based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is  finalized.  Once the  modifications  become  final  delinquencies  are reported  based on the  modified  terms.
Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

        Charge-offs  are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage loans included in the trust established for any series.

Mortgage Rate Adjustment

        The  mortgage  rates on some of the  mortgage  loans will remain  fixed for an initial period and  thereafter  will adjust  semi-annually  to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

        In the  event  that the  related  index  specified  in a  mortgage  note is no  longer available,  an  index  reasonably  acceptable  to the  trustee  that is  based  on  comparable information will be selected by the master servicer.

        The amount of the monthly  payment on each  mortgage  loan will  generally be adjusted semi-annually  or annually,  as applicable,  on the due date of the month  following the month in which the  adjustment  date  occurs to equal the amount  necessary  to pay  interest at the then-applicable  mortgage rate and to fully amortize the outstanding  stated principal balance of each  mortgage  loan over its remaining  term to stated  maturity.  As of the cut-off date, some or all of the mortgage  loans may have not yet reached their first  adjustment  date. The mortgage  loans will have  various  adjustment  dates,  note  margins and  limitations  on the mortgage rate adjustments, as described below.

        The initial  mortgage rate in effect on a mortgage loan generally  will be lower,  and may be  significantly  lower,  than the mortgage  rate that would have been in effect based on the  related  index and note  margin.  Therefore,  unless the  related  index  declines  after origination  of a mortgage  loan,  the related  mortgage rate will  generally  increase on the first  adjustment  date  following  origination  of the mortgage  loan subject to the periodic rate cap.  The  repayment  of the  mortgage  loans  will be  dependent  on the  ability of the mortgagors  to make larger  monthly  payments  following  adjustments  of the  mortgage  rate.
Mortgage  loans that have the same initial  mortgage  rate may not always bear interest at the same mortgage rate because these mortgage loans may have different  adjustment  dates, and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum mortgage  rates and  minimum  mortgage  rates.  The Net  Mortgage  Rate with  respect  to each mortgage  loan as of the cut-off date will be set forth in the related  mortgage loan schedule attached to the pooling and servicing agreement.

        Because of the periodic rate caps and the generally  lower initial  mortgage  rates on the  mortgage  loans,  in a  rising  interest  rate  environment  the  mortgage  rate  on  the adjustable  rate mortgage  loans may be lower than  prevailing  mortgage rates for an extended period of time and  therefore  the related net wac rate will  initially  be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

Standard Hazard Insurance and Primary Mortgage Insurance

        Subject  to limited  exceptions,  each of the  mortgage  loans  included  in the trust established  for any series  will be  required  to be covered by a standard  hazard  insurance policy,  which is referred to as a primary hazard insurance  policy.  In addition,  subject to limited  exceptions,  and to the  best  of  the  depositor's  knowledge,  each  mortgage  loan included in the trust  established  for any series with an LTV ratio at  origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy,  covering  at least 35% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  100.00% and  95.01%,  at least 30% of the balance of the mortgage loan at origination  if the LTV ratio is between 95.00% and 90.01%,  at least 25%
of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and
85.01%,  and at least 12% of the balance of the mortgage loan at  origination if the LTV ratio is between 85.00% and 80.01%.

        The primary  insurers  for the  mortgage  loans  included in the trust for each series will have a claims paying ability  acceptable,  as of the cut-off date for that series, to the rating  agencies  that have been  requested  to rate the  related  certificates;  however,  no assurance as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the  issuing  entity  or the  underwriters.  See  "Insurance  Policies  on
Mortgage Loans or Contracts" in the related base prospectus.

The Program

        General.  Residential  Funding,  under its Expanded Criteria Program,  or the program, purchases  mortgage  loans that may not  qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or by  Residential  Funding in connection  with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I,
Inc.  However,  a portion of the  mortgage  loans under the program may qualify for the Fannie
Mae or  Freddie  Mac  programs.  Examples  of  mortgage  loans that may not  qualify  for such programs  include  mortgage  loans secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The mortgage  loans also include  mortgage  loans  secured  by  parcels  of land that are  smaller  or larger  than the average  for these types of loans,  mortgage  loans with higher LTV ratios than in those other programs,  and mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage insurance.  See "--Program  Underwriting  Standards"  below.  The  inclusion of those  mortgage loans may present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

        Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's
Expanded  Criteria  Seller  Guide,  or the Seller  Guide.  See "The  Trusts--Qualifications  of
Sellers" in the related base prospectus.

        Program  Underwriting  Standards.  In accordance  with the Seller Guide,  the Expanded
Criteria  Program  Seller is  required  to review an  application  designed  to provide to the original  lender  pertinent  credit  information  concerning  the  mortgagor.  As  part of the description  of the  mortgagor's  financial  condition,  each mortgagor is required to furnish information,  which may have been supplied  solely in the  application,  regarding its assets, liabilities,  income (except as described below),  credit history and employment history,  and to furnish an  authorization  to apply for a credit  report which  summarizes  the  borrower's credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be required to authorize  verifications of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties, income derived from the mortgaged  property may be considered for underwriting  purposes.  For mortgaged property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain verifications,  if required, a  determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required  to be  stated,  will be  sufficient  to enable  the  mortgagor  to meet its  monthly obligations  on the  mortgage  loan and other  expenses  related  to the  property,  including property  taxes,  utility  costs,  standard  hazard  insurance  and other  fixed  obligations.
Generally,  scheduled  payments  on a  mortgage  loan  during  the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months, including  those  mentioned  above  and  other  fixed  obligations,  must  equal no more  than specified  percentages of the prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

        Certain of the mortgage loans have been originated  under "reduced  documentation"  or
"no stated  income"  programs,  which  require less  documentation  and  verification  than do
traditional  "full  documentation"  programs.   Generally,  under  a  "reduced  documentation"
program,  no  verification  of a mortgagor's  stated  income is undertaken by the  originator.
Under a "no stated income" program,  certain borrowers with acceptable  payment histories will not be  required  to provide  any  information  regarding  income  and no other  investigation regarding the borrower's income will be undertaken.  Under a "no income/no asset" program,  no verification  of a  mortgagor's  income  or  assets  is  undertaken  by  the  originator.  The underwriting  for those mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

        The  adequacy  of the  mortgaged  property as security  for  repayment  of the related mortgage loan generally is determined by an appraisal in accordance  with appraisal  procedure guidelines  described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal  procedure  guidelines  generally require the appraiser or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good  condition  and  that  construction,  if  new,  has  been  substantially  completed.  The appraiser  is  required  to consider a market  data  analysis  of recent  sales of  comparable properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or  replacement  cost  analysis  based  on the  current  cost  of  constructing  or purchasing a similar property.  In certain instances,  the LTV ratio is based on the appraised value as  indicated on a review  appraisal  conducted  by the  mortgage  collateral  seller or originator.

        Prior to assigning the mortgage loans to the depositor,  Residential Funding will have reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally originated  in  accordance  with or in a manner  generally  consistent  with the  underwriting standards  described in the Seller Guide.  With regard to a material portion of these mortgage loans, this review of underwriting  information by Residential  Funding was performed using an
automated   underwriting  system.  Any  determination   described  above  using  an  automated
underwriting  system  will only be based on the  information  entered  into the system and the
information   the   system   is   programmed   to   review.   See   "The   Trusts--Underwriting
Policies--Automated Underwriting" in the related base prospectus.

        Because of the program  criteria  and  underwriting  standards  described  above,  the mortgage  loans  may  experience  greater  rates of  delinquency,  foreclosure  and loss  than mortgage loans required to satisfy more stringent underwriting standards.

        Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly payments  to be made no later  than  either  the 1st or 15th day of each  month,  with a grace period.  The  applicable  servicer  sends  monthly  invoices  to  borrowers.  In  some  cases, borrowers  are provided  with coupon  books  annually,  and no invoices  are sent  separately.
Borrowers may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make  payments  by various  means,  including  online  transfers,  phone  payment  and
Western  Union quick  check,  although  an  additional  fee may be charged  for these  payment methods.  Borrowers  may also  elect  to pay one half of each  monthly  payment  amount  every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

        All of the mortgage loans in the mortgage pool were  originated in accordance with the underwriting  criteria of  Residential  Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding will review each  mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described  under "The Trusts - Underwriting
Policies - Automated Underwriting" in the related base prospectus.

        The applicable  underwriting standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be  considered  to be  originated  in  accordance  with the  underwriting  standards described  above if, based on an overall  qualitative  evaluation,  the loan is in substantial compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply  with the  underwriting  standards  described  above,  even if one or more  specific criteria  included  in the  underwriting  standards  were  not  satisfied,  if  other  factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

        In  some  cases,  for  mortgage  loans  underwritten  through  Residential   Funding's
automated  underwriting  system,  in  lieu  of an  appraisal,  a  valuation  of the  mortgaged property  will be  obtained  by using one of several  automated  valuation  models.  There are multiple automated valuation models included in Residential  Funding's automated  underwriting system.  Based  upon,  among  other  factors,  the  geographic  area,  price  range  and other attributes  of a  qualifying  mortgage  loan, a mortgage  loan is directed to the  appropriate automated  valuation  model for that  particular  mortgage loan. An automated  valuation model evaluates,  among  other  things,  various  types of  publicly-available  information  such as recent sales prices of similar  homes  within the same price range.  Residential  Funding uses automated  valuation  models in lieu of full  appraisals  for  qualifying  first lien mortgage
loans   underwritten   through  its  automated   underwriting   system  which  meet  specified
underwriting criteria and receive an acceptable valuation.

Additional Information

        Prior to the issuance of the offered  certificates,  Residential Funding Company,  LLC may remove  mortgage  loans from the  mortgage  pool as a result of  incomplete  or  defective documentation,  or  if  it  determines  that  the  mortgage  loan  does  not  satisfy  certain characteristics.  Residential  Funding  Company,  LLC may also add a  limited  number of other mortgage  loans to the  mortgage  pool prior to the  issuance of the offered  certificates  in substitution for removed loans.

        A  current  report  on Form  8-K  will  be  available  to  purchasers  of the  offered certificates  and will be filed by the  issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates.

                                       Description of the Certificates

General

        The trust will issue  certificates  pursuant to the pooling and  servicing  agreement.
The  certificates  consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to  collectively as the offered  certificates,  and one or more  classes,  if any,  of Class B, Class SB,  Residual or
Class P  Certificates  which  are  not  publicly  offered.  The  various  classes  of  Class A
Certificates  are  collectively  referred to as the Class A Certificates.  The various classes of Residual  Certificates are referred to collectively as Residual  Certificates.  The various classes of Class A Certificates  and Residual  Certificates  are  collectively  referred to as the  Senior  Certificates.  The  various  classes  of Class M  Certificates  are  referred  to collectively  as  the  Class  M  Certificates.  Those  classes  of  certificates  that  have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to  collectively  as  Adjustable  Rate  Certificates.  See  "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise  defined in this term sheet supplement.

        The certificates of any series will evidence the entire beneficial  ownership interest in the  related  trust and the  related  supplemental  interest  trust.  For any  series,  the related  trust  and,  in the case of  certificates  related to certain  swap  agreements,  the related supplemental interest trust, will consist of:

   o       the mortgage loans;

   o       the cash  deposited in respect of the mortgage  loans in the Custodial  Account and in the Certificate Account and belonging to the trust;

   o       property  acquired by foreclosure  of the mortgage loans  transferred to that trust or deed in lieu of foreclosure;

   o       any applicable primary insurance policies and standard hazard insurance policies;

   o       a yield  maintenance  agreement,  swap agreement or other  derivative  instrument,  if applicable; and

   o       all proceeds of any of the foregoing.

           As used in this term  sheet  supplement,  references  to the  related  (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the loan group from which a class of  certificates  will receive  distributions  of principal  and interest, and, in the case of a series with a single loan group, the mortgage pool.

        The offered certificates  identified in the final term sheet will be available only in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are
collectively referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet supplement under "--Book-Entry
Registration  of  Certain of the  Offered  Certificates--Definitive  Certificates."  Unless and
until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the limited circumstances described in this term sheet supplement:

   o       all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall  refer  to  actions  taken by DTC  upon  instructions  from its participants; and

   o       all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered  certificates shall refer to  distributions,  notices,  reports and  statements  to DTC or Cede &
           Co.,  as  the   registered   holder  of  the  DTC  registered   certificates,   for
           distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

        The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates for any series:

        Accrued Certificate  Interest -- With respect to any class of offered  certificates and any  distribution  date,  an amount  equal to interest  accrued  during the  related  Interest
Accrual Period on its Certificate  Principal  Balance  immediately  prior to that distribution date at the related  pass-through  rate for that  distribution  date,  less  certain  interest shortfalls, including Relief Act Shortfalls, on the mortgage loans described below.

        Accrued  Certificate  Interest  on the  offered  certificates  will be  reduced by any
Prepayment  Interest  Shortfall for the related loan group  included in the trust  established for that series to the extent not covered by the master  servicer  as  described  in this term sheet  supplement under  "Description of the  Certificates--Interest  Distributions."  Further,
Accrued  Certificate  Interest on a class of offered  certificates will also be reduced by the interest  portions  of  Realized  Losses  allocated  to that  class  of  certificates  through subordination as described in "--Allocation of Losses" below.

        Prepayment  Interest  Shortfalls  and Relief Act  Shortfalls  will be allocated to the offered  certificates,  on a pro rata  basis,  on the basis of  Accrued  Certificate  Interest payable on that distribution date absent those reductions.

        Advance -- As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payment of principal  and interest on that mortgage loan due during the related Due
Period which was not received as of the close of business on the  business day  preceding  the related determination date.

        Available  Distribution Amount -- With respect to any distribution date and any series, an  amount  equal  to the  aggregate  of  the  following  amounts  net  of,  in  the  case  of certificates  related  to a swap  agreement,  if  any,  any  net  swap  payment  to  the  swap counterparty  and, in certain cases,  any payment  related to the early  termination of a swap agreement:

   o       the  aggregate  amount of  scheduled  payments on the mortgage  loans  included in the trust  established  for that series due during the related Due Period and  received on or prior to the  related  determination  date,  after  deduction  of the related master  servicing fees and any subservicing  fees, which are collectively  referred to as the servicing fees;

   o       all unscheduled  payments on the mortgage loans included in the trust  established for that series,  including  mortgagor  prepayments,  Insurance  Proceeds,  Liquidation
           Proceeds,   Subsequent   Recoveries   and   proceeds   from   repurchases   of  and
           substitutions  for these mortgage  loans  occurring  during the preceding  calendar month  or,  in the case of  mortgagor  prepayments  in  full,  during  the  related
           Prepayment Period; and

   o       all Advances on the mortgage loans included in the trust  established  for that series made  for  that  distribution  date,  in  each  case  net of  amounts  reimbursable therefrom to the master servicer and any subservicer.

           In addition to the foregoing  amounts,  with respect to unscheduled  collections on the  mortgage  loans  included  in the  trust  established  for  that  series,  not  including mortgagor  prepayments,  the master  servicer  may elect to treat such  amounts as included in the Available  Distribution  Amount for the distribution date in the month of receipt,  but is not  obligated  to do so.  As  described  in this  term  sheet  supplement  under  "--Principal
Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having  been  received on the last day of the  preceding  calendar month for the purposes of calculating  the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination  date is the second business day prior to that distribution date.

        Capitalization  Reimbursement  Amount -- With respect to any distribution  date and any series,  the amount of  Advances  or  Servicing  Advances  that were added to the  outstanding principal  balance of the mortgage  loans  included in the trust  established  for that series during the preceding  calendar month and  reimbursed to the master  servicer or subservicer on or  prior  to such  distribution  date  for,  plus the  related  Capitalization  Reimbursement
Shortfall Amount remaining  unreimbursed  from any prior  distribution  date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

        Capitalization  Reimbursement Shortfall Amount -- With respect to any distribution date and any series,  the amount,  if any,  by which the amount of Advances or  Servicing  Advances that  were  added to the  principal  balance  of the  mortgage  loans  included  in the  trust established  for that  series  during  the  preceding  calendar  month  exceeds  the amount of principal  payments  on the  mortgage  loans in the  related  mortgage  pool  included  in the related Available Distribution Amount for that series or distribution date.

        Certificate Group -- With respect to each loan group, the related Senior Certificates.

        Certificate  Principal Balance -- With respect to any class of offered certificates and any date of  determination,  an amount  equal to its initial  certificate  principal  balance, reduced by the  aggregate of (a) all amounts  allocable to  principal  previously  distributed with  respect  to  that  class  of  certificates  and (b) any  reductions  in its  Certificate
Principal  Balance  in  connection  with the  allocation  of  Realized  Losses  in the  manner described in this term sheet  supplement;  provided  that,  with  respect to any  Distribution
Date, the  Certificate  Principal  Balances of the Class A, Class M and Class B  Certificates,
if any,  beginning with the class of certificates with the highest payment priority,  to which a Realized Loss was  previously  allocated and remains  unreimbursed  will be increased to the extent of Realized Losses previously  allocated thereto and remaining  unreimbursed,  but only to the extent of Subsequent  Recoveries  received during the previous calendar month available for that purpose.  The initial  Certificate  Principal Balance of the Class SB Certificates is
equal to the excess,  if any, of (a) the initial  aggregate  Stated  Principal  Balance of the mortgage loans over (b) the initial  aggregate  Certificate  Principal  Balance of the offered certificates.

      Class A Principal  Distribution  Amount--With  respect to any distribution date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that distribution date, the Principal  Distribution  Amount for that distribution date or (ii)
on or after the  Stepdown  Date if a  Trigger  Event is not in  effect  for that  distribution date, the lesser of:

(a)     the Principal Distribution Amount for that distribution date; and

(b)     the excess, if any, of (A) the aggregate  Certificate Principal Balance of the Class A
      Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate  Adjusted
      Stated Principal  Balance and (y) the excess of the Aggregate  Adjusted Stated Principal
      Balance, over the Overcollateralization Floor.

      Class M  Percentage  --With  respect  to each class of the Class M  Certificates  for any series and any distribution  date, a percentage equal to the Certificate  Principal Balance of the  related  class  of  Class  M  Certificates  of  that  series  immediately  prior  to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans  immediately  prior to that  distribution  date,  but in no event  will such  percentage exceed 100%.

      Class M Principal  Distribution  Amount--With  respect to any distribution  date and each class of Class M  Certificates  (i) prior to the  Stepdown  Date or on or after  the  Stepdown
Date if a Trigger  Event is in effect for that  distribution  date,  the  remaining  Principal
Distribution  Amount for that  distribution  date after  distribution of the Class A Principal
Distribution  Amount and the Class M Principal  Distribution  Amount with respect to any class of Class M Certificates  with a higher payment  priority or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)     the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution  of the Class A Principal  Distribution  Amount and the Class M Principal
        Distribution  Amount  for any  class of  Class M  Certificates  with a higher  payment priority; and

(b)     the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the  Class A  Certificates  and any  Class M  Certificates  with a  higher  payment priority (after taking into account the payment of the Class A Principal  Distribution
        Amount  and the Class M  Principal  Distribution  Amount  for such  classes of Class M
        Certificates for that distribution date) and (2) the Certificate  Principal Balance of such class of Class M Certificates  immediately  prior to that  distribution date over
        (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and
        (2) the  Aggregate  Adjusted  Stated  Principal  Balance  and (y)  the  excess  of the
        Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        Credit  Support  Depletion Date -- The first  distribution  date on which the aggregate
Certificate  Principal  Balance of the Class M Certificates  and the Class B Certificates,  if
any, has been reduced to zero.

        Due Date -- With  respect to any  distribution  date and any  mortgage  loan,  the date during the related Due Period on which scheduled payments are due.

        Due Period -- With respect to any  distribution  date,  the calendar month in which the distribution date occurs.

        Eligible Master  Servicing  Compensation -- With respect to any  distribution  date, an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the Stated  Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing fee payable to the master servicer in respect of its master  servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

        Excess  Cash Flow -- Except as may be  provided  in any final term sheet for a class of certificates,  with respect to any  distribution  date,  an amount equal to the sum of (a) the excess of (i) the Available  Distribution  Amount for that distribution date over (ii) the sum of (A) the  Interest  Distribution  Amount for that  distribution  date and (B) the  Principal
Remittance  Amount  for  that  distribution  date to the  extent  applied  to the  payment  of
principal   on   the   offered    certificates   on   that   distribution    date,   (b)   the
Overcollateralization  Reduction Amount,  if any, for that  distribution  date, and (c) in the case of  certificates  related to a swap  agreement,  if any,  except as provided in any final term  sheet  for a class  of  certificates,  any net swap  payments  received  by the  related supplemental interest trust under the swap agreement for that distribution date.

        Excess  Overcollateralization  Amount -- With  respect to any  distribution  date,  the excess,  if any,  of the  Overcollateralization  Amount  on that  distribution  date  over the
Required Overcollateralization Amount for that distribution date.

        Expense Fee Rate -- With  respect to any mortgage  loan,  the rates at which the master servicing and subservicing fees are paid.

        Final Disposition -- With respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master servicer that it has received all
Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

        Group Principal  Distribution Amount -- On any distribution date, the Class A Principal
Distribution  Amount for that  distribution  date  multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation  Amount  related to such loan group for that distribution  date and the denominator of which is the Principal  Allocation Amount for all of the mortgage loans for that distribution date.

        Interest  Accrual  Period -- Except as may be  provided  in any final  term sheet for a class of  certificates,  with respect to any class of  Adjustable  Rate  Certificates  and any distribution  date, the period  commencing on the prior  distribution date (or, in the case of the first  distribution  date, the closing date) and ending on the day  immediately  preceding that  distribution  date. With respect to any other class of certificates and any distribution date,  the  calendar  month  preceding  the  month  in which  the  distribution  date  occurs.
Notwithstanding  the foregoing,  the  distributions of interest on any  distribution  date for all classes of  certificates  will reflect  interest  payable,  and receipts for that interest payable,  on the  mortgage  loans  in the  related  Due  Period,  as  may  be  reduced  by any
Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

        Interest  Distribution  Amount -- With respect to any distribution date and the offered certificates,  the  aggregate  amount of Accrued  Certificate  Interest for that  distribution date plus any  Accrued  Certificate  Interest  remaining  unpaid  from any prior  distribution
date,   together  with  interest  thereon  at  the  Pass-Through   Rate  in  effect  for  that
distribution  date,  in each case to the extent  distributed  to the  holders  of the  offered certificates as described under "--Interest Distributions."

        Interest  Remittance  Amount -- With respect to any  distribution  date and loan group, the portion of the Available  Distribution  Amount for that  distribution date attributable to interest received or advanced with respect to such loan group.

        Net  Mortgage  Rate -- With  respect to any mortgage  loan,  the mortgage  rate thereon minus the Expense Fee Rate.

        Notional  Amount -- As of any date of  determination,  the Notional Amount of any class of Notional  Certificates is equal to the aggregate  Certificate Principal Balance (or portion thereof)  of the  class  or  classes  of  certificates  described  in  the  final  term  sheet immediately  prior to that date.  Reference to a Notional  Amount is solely for convenience in specific  calculations  and  does  not  represent  the  right  to  receive  any  distributions allocable to principal.

        Notional  Certificates -- Any class of  certificates  for which  interest  accrues on a
Notional Amount based on the aggregate  Certificate  Principal Balance (or portion thereof) of another class or classes of certificates.

        Optional  Termination  Date -- The  distribution  date on which  the  aggregate  Stated
Principal  Balance of the  mortgage  loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance  of the  mortgage  loans as of the  cut-off  date  after deducting payments of principal due during the month of the cut-off date.

        Overcollateralization  Amount -- With respect to any distribution  date, the excess, if any, of (a) the  aggregate  Stated  Principal  Balance of the  mortgage  loans  before  giving effect to  distributions  of  principal  to be made on that  distribution  date,  over (b) the aggregate  Certificate  Principal  Balance of the Class A, Class M and  Residual  Certificates
before taking into account distributions of principal to be made on that distribution date.

        Overcollateralization  Floor -- As set  forth in the  final  term  sheet for a class of certificates.

        Overcollateralization  Increase  Amount -- With respect to any  distribution  date,  an amount  equal  to the  lesser  of (i) the  Excess  Cash  Flow  available  for  payment  of the
Overcollateralization  Increase Amount for that  distribution date as described under "--Excess
Cash Flow and  Overcollateralization"  below, if any, and (ii) the excess,  if any, of (x) the
Required   Overcollateralization   Amount   for   that   distribution   date   over   (y)  the
Overcollateralization Amount for that distribution date.

        Overcollateralization  Reduction  Amount -- With  respect to any  distribution  date on which the Excess  Overcollateralization  Amount is greater  than zero,  an amount equal to the lesser of (i) the  Excess  Overcollateralization  Amount for that  distribution  date and (ii)
the Principal Remittance Amount for that distribution date.

        Principal  Allocation Amount -- Except as may be provided in any final term sheet for a class of  certificates,  with respect to any  distribution  date, the sum of (a) the Principal
Remittance  Amount for that  distribution  date,  (b) any Realized  Losses  covered by amounts included  in clause  (iv) of the  definition  of  Principal  Distribution  Amount  and (c) the aggregate  amount of the  principal  portion of Realized  Losses on the mortgage  loans in the calendar  month  preceding that  distribution  date, to the extent covered by Excess Cash Flow included  in  clause  (v)  of the  definition  of  Principal  Distribution  Amount;  provided, however,  that on any distribution  date on which there is (i)  insufficient  Excess Cash Flow to cover all unpaid  Realized  Losses on the mortgage loans  described in clause (b) above, in determining any Group  Principal  Distribution  Amount,  Excess Cash Flow will be allocated to the Class A Certificates,  pro rata, based on the principal  portion of unpaid Realized Losses from prior  distribution  dates on the related  mortgage loans, and (ii)  insufficient  Excess
Cash Flow to cover all Realized  Losses on the mortgage  loans  described in clause (c) above, in determining any Group Principal  Distribution  Amount, the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above, as applicable,  will be allocated to the
Class A  Certificates,  pro rata,  based on the principal  portion of Realized Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

        Principal  Distribution  Amount -- With respect to any distribution date, the lesser of
(a) the excess of (i) the  Available  Distribution  Amount plus,  in the case of  certificates related to a swap  agreement,  if any,  except as provided in any final term sheet for a class of  certificates,  for  inclusion  in Excess  Cash Flow for  purposes  of  clauses  (b)(v) and
(b)(vi) below,  certain  amounts  received under such swap  agreement,  over (ii) the Interest
Distribution Amount and (b) the sum of the following:

               (i)    the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

               (ii)   the  principal  portion of all  proceeds of the  repurchase  of mortgage
        loans,  or,  in  the  case  of  a  substitution,   amounts  representing  a  principal
        adjustment,  as required by the pooling and servicing  agreement  during the preceding
        calendar      month;

                      (iii)  the  principal  portion  of  all  other  unscheduled  collections received  on the  mortgage  loans  during  the  preceding  calendar  month  other than
        Subsequent Recoveries,  including, without limitation, Insurance Proceeds, Liquidation
        Proceeds  and  full  and  partial   Principal   Prepayments  made  by  the  respective
        mortgagors,  to the extent not  distributed in the preceding  month or, in the case of
        Principal Prepayments in full, during the related Prepayment Period;

                      (iv)   the  lesser of (a) the  Excess  Cash  Flow for that  distribution date and (b) the principal portion of any Realized Losses incurred,  or deemed to have
        been  incurred,   on  any  mortgage  loans  in  the  calendar  month   preceding  that
        distribution  date to the  extent  covered by Excess  Cash Flow for that  distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                      (v)    the  lesser of (a) the  Excess  Cash  Flow for that  distribution date, to the extent not used pursuant to clause (iv) above on such distribution  date, and (b) the  principal  portion  of any  Realized  Losses  allocated  to any  class of offered  certificates on a prior distribution date and remaining unpaid, to the extent covered  by  Subsequent  Recoveries  for that  distribution  date as  described  under
        "--Excess Cash Flow and Overcollateralization" below;     and

                      (vi)   the  lesser of (a) the  Excess  Cash  Flow for that  distribution date,  to the  extent  not  used  pursuant  to  clauses  (iv)  and (v)  above  on such distribution  date, and (b) the amount of any  Overcollateralization  Increase  Amount for that distribution date;

                      minus

                      (vii)  the  amount of any  Overcollateralization  Reduction  Amount  for that distribution date; and

                      (viii) any Capitalization Reimbursement Amount.

               In no event will the Principal  Distribution Amount on any distribution date be less than zero or greater than the  aggregate  outstanding  Certificate  Principal  Balance of the offered certificates.

        Principal  Remittance  Amount -- With respect to any distribution  date, the sum of the amounts  described  in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition  of Principal
Distribution Amount for that distribution date.

        Record  Date -- With  respect  to any  distribution  date and (a) the  Adjustable  Rate
Certificates,  the business day immediately prior to such  distribution  date, as long as such certificates  are DTC  registered  (b) for all  other  classes  of  certificates  the close of business on the last  business day of the month next  preceding the month in which the related distribution date occurs.

        Required  Overcollateralization  Amount -- As set forth in the final  term  sheet for a class  of  certificates;  provided  that  the  Required  Overcollateralization  Amount  may be reduced  so long as  written  confirmation  is  obtained  from  each  rating  agency  that the reduction  will not  reduce  the  ratings  assigned  to the Class A  Certificates  and Class M
Certificates  by that  rating  agency  below  the  lower of the  then-current  ratings  or the ratings assigned to those certificates as of the closing date by that rating agency.

        Senior Enhancement  Percentage -- With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the
Class M  Certificates  and Class B  Certificates,  if any, and (ii) the  Overcollateralization
Amount,  in each case prior to the distribution of the Principal  Distribution  Amount on such
distribution   date,  by  (y)  the  Aggregate   Adjusted  Stated  Principal  Balance  on  that
distribution date.

        Sequential  Trigger Event -- To the extent provided in any final term sheet for a class of  certificates,  a Sequential  Trigger  Event is in effect with respect to any  distribution date if, prior to a specified  distribution  date, the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate  Stated  Principal  Balance as of the cut-off date exceeds the applicable  amount as set forth in such final term sheet,  or if, after the specified distribution date, a Trigger Event is in effect.

        Sixty-Plus  Delinquency Percentage -- With respect to any distribution date on or after the Stepdown Date, the arithmetic  average,  for each of the three  distribution  dates ending with such  distribution  date,  of the fraction,  expressed as a percentage,  equal to (x) the aggregate Stated  Principal  Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution  date,  including mortgage loans in foreclosure  and  REO,  over (y) the  Aggregate  Adjusted  Stated  Principal  Balance  for the
immediately preceding distribution date.

        Stated  Principal  Balance  --  With  respect  to  any  mortgage  loan  and  as of  any distribution  date,  (a) the sum of (i) the principal  balance  thereof as of the cut-off date after  payment of all  scheduled  principal  payments due during the month of the cut-off date and (ii) any amount by which the  outstanding  principal  balance  thereof has been  increased pursuant  to a  servicing  modification,  minus  (b)  the  sum of  (i)  the  aggregate  of the principal  portion of the  scheduled  monthly  payments due with respect to that mortgage loan during each due period  commencing  on the first due period  after the cut-off date and ending with the due period  related to the  previous  distribution  date which were  received or with respect to which an advance was made,  (ii) all  principal  prepayments  with  respect to such mortgage loan and all Liquidation  Proceeds and Insurance  Proceeds,  to the extent applied by the master  servicer as recoveries of principal,  in each case which were  distributed  on any previous  distribution  date,  and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

        Stepdown  Date -- The  earlier  to occur  of (a) the  distribution  date on  which  the aggregate  Certificate  Principal Balance of the Class A Certificates has been reduced to zero and (b) the  distribution  date  which is the later to occur of (i) the  distribution  date as set  forth  in  the  final  term  sheet  for a  class  of  certificates  and  (ii)  the  first distribution  date on which the Senior  Enhancement  Percentage  is equal to or  greater  than percentage set forth in such final term sheet.

        Subordination  Percentage  -- With respect to each class of offered  certificates,  the respective  approximate  percentage  set  forth  in  the  final  term  sheet  for a  class  of certificates.

        Subsequent  Recoveries -- Subsequent  recoveries,  net of reimbursable  expenses,  with respect  to  mortgage  loans  that have been  previously  liquidated  and that  resulted  in a
Realized Loss.

        Trigger Event -- A Trigger Event is in effect with respect to any distribution  date on or after the  Stepdown  Date if either  (a) the  Sixty-Plus  Delinquency  Percentage  for that distribution  date exceeds the  percentage of the Senior  Enhancement  Percentage as set forth in the final  term sheet for a class of  certificates  for that  distribution  date or (b) the aggregate  amount of Realized  Losses on the  mortgage  loans as a  percentage  of the initial aggregate  Stated  Principal  Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

Interest Distributions

        Except as  provided  in any final  term  sheet  for a class of  certificates,  on each distribution  date,  holders of the Class A Certificates  will be entitled to receive interest distributions  from the related Interest  Remittance Amount, on a pro rata basis, in an amount equal to the  Accrued  Certificate  Interest  thereon  for  that  distribution  date  plus any
Accrued  Certificate  Interest,  together  with interest  thereon at the related  pass-through rate, remaining unpaid from any prior distribution date.

        Except as  provided  in any final  term  sheet  for a class of  certificates,  on each distribution  date,  holders of each class of the Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on
such  class,  plus  any  Accrued   Certificate   Interest  remaining  unpaid  from  any  prior

distribution  date,  together with interest thereon at the related  pass-through  rate, to the extent of the Available  Distribution  Amount  remaining after  distributions  of interest and principal to the Class A Certificates  and  distributions  of interest to any class of Class M
Certificates with a higher payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate
Interest on each class of  certificates  of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage  loans in the related  mortgage pool allocable thereto.

        Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

        With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding  calendar month will be offset by the master servicer,  but only to the extent these
Prepayment  Interest Shortfalls do not exceed Eligible Master Servicing  Compensation.  On any
distribution  date,   Eligible  Master  Servicing   Compensation  will  be  applied  to  cover
Prepayment Interest Shortfalls.

        Prepayment  Interest  Shortfalls  relating to the mortgage loans which are not covered as  described  above  and  Relief  Act  Shortfalls  relating  to the  mortgage  loans  will be allocated to the related offered  certificates,  on a pro rata basis, based upon the amount of
Accrued  Certificate  Interest  that would have  accrued on these  certificates  absent  these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

        The ratings assigned to the offered  certificates do not address the likelihood of the receipt  of any  amounts  in  respect  of  any  Prepayment  Interest  Shortfalls,  basis  risk shortfall  carry-forward  amounts  or  Relief  Act  Shortfalls.  See  "--Excess  Cash  Flow and
Overcollateralization" below.

Determination of LIBOR

        LIBOR for any class of Adjustable Rate  Certificates  and any Interest  Accrual Period
will be determined as described in the three succeeding paragraphs.

        LIBOR  shall be  established  by the trustee and as to any  Interest  Accrual  Period,
LIBOR will equal the rate for United  States  dollar  deposits for one month which  appears on the Reuters  Screen  LIBOR01 page as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that  Interest  Accrual  Period,  or the LIBOR  rate  adjustment date.  Reuters  Screen  LIBOR01  page  means the  display  designated  as page  LIBOR01 on the
Reuters  Screen or any other page as may replace  LIBOR01 page on that service for the purpose of displaying  London  interbank  offered rates of major banks. If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the service is no longer  offered,  any other service for  displaying  LIBOR or comparable  rates that may be selected by the trustee  after  consultation  with the master  servicer,  the rate will be the reference bank rate as described below.

        The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits  in U.S.  Dollars  are  offered by the  reference  banks,  which shall be three major banks that are  engaged  in  transactions  in the London  interbank  market,  selected  by the trustee  after  consultation  with the  master  servicer.  The  reference  bank  rate  will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period  of one  month  in  amounts  approximately  equal  to the  aggregate  Certificate
Principal  Balance of the Adjustable  Rate  Certificates  then  outstanding.  The trustee will request the principal  London office of each of the reference  banks to provide a quotation of its rate. If at least two  quotations are provided,  the rate will be the  arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more major banks in New York
City,  selected by the trustee after consultation with the master servicer,  as of 11:00 A.M.,
New York City time,  on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the  aggregate  Certificate  Principal
Balance  of the  Adjustable  Rate  Certificates  then  outstanding.  If no  quotations  can be obtained,  the rate will be LIBOR for the  prior  distribution  date;  provided  however,  if, under the  priorities  listed  previously in this  paragraph,  LIBOR for a  distribution  date would  be based  on  LIBOR  for the  previous  distribution  date  for the  third  consecutive distribution date, the trustee shall,  after consultation with the master servicer,  select an alternative  comparable  index over which the  trustee has no  control,  used for  determining one-month  Eurodollar  lending  rates that is  calculated  and  published  or  otherwise  made available  by an  independent  party.  LIBOR  business  day  means  any day  other  than (i) a
Saturday  or a  Sunday  or (ii) a day on which  banking  institutions  in the city of  London,
England are required or authorized by law to be closed.

        The  establishment  of LIBOR  by the  trustee  and the  master  servicer's  subsequent calculation of the pass-through  rates applicable to the Adjustable Rate  Certificates for the relevant  Interest  Accrual  Period,  in the  absence  of  manifest  error,  will be final and binding.

Prepayment Charges

        To the extent set forth in a final term sheet for a class of certificates,  a class of certificates  for any  series  may be  entitled  to  receive  on each  distribution  date  any prepayment  charges payable in connection with certain  principal  prepayments on the mortgage loans,  unless  such  prepayment  charges  are waived as further  described  below and are not otherwise required to be paid by the master servicer.

        The amount available for  distribution to the holders of a class of  certificates,  if any,  entitled to the  prepayment  charges on any  distribution  date in respect of prepayment charges is  determined  by the amount of  prepayment  charges  paid by the  mortgagors  or the master  servicer in connection  with  principal  prepayments  on the mortgage loans during the prepayment period applicable for such distribution date.

        Generally,  each  prepayment  charge is only  applicable to certain  prepayments  on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that  provide for the payment of these  charges.
In  that  event,  these  amounts  will  not  be  available  for  distribution  on a  class  of certificates  entitled to prepayment  charges.  See "Certain  Legal Aspects of Mortgage  Loans
and   Contracts--Default   Interest  and  Limitations  on  Prepayments"  in  the  related  base prospectus.

        Pursuant  to the  pooling  and  servicing  agreement,  if a class of  certificates  is entitled to  prepayment  charges,  the master  servicer is not permitted to waive (or permit a servicer to waive) any prepayment  charge unless:  (i) the  enforceability  thereof shall have been  limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar laws relating to creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal  agency  has  threatened  legal  action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration  in connection  with a foreclosure  or other  involuntary  payment or (iv) such waiver is standard and  customary in servicing  similar  mortgage  loans and relates to a default or a reasonably foreseeable  default and would, in the reasonable  judgment of the master  servicer,  maximize recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan. The master  servicer is not permitted to waive a prepayment  charge in connection  with a  refinancing  of a  mortgage  loan that is not  related  to a default  or a reasonably  foreseeable  default.  A  prepayment  charge  may  only be  waived  by the  master servicer pursuant to the standards described above.

        Investors  should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.  If the master  servicer is not allowed or required to waive (or permit the servicer to waive) the  prepayment  charge,  the amount is required to be remitted by the master  servicer;  otherwise the master  servicer will not have any obligation to make any payments  from its own funds in respect of prepayment  charges.  See "Risk Factors
-   Certificates   entitled  to  prepayment   charges"  and  "Certain   Yield  and  Prepayment
Considerations" herein."

Principal Distributions

        Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class A  Certificates  will be  entitled  to  receive  on each  distribution date, to the extent of the portion of the Available  Distribution  Amount  remaining after the
Interest   Distribution   Amount  is  distributed  and  in  the  manner  set  forth  below,  a distribution  allocable  to  principal  equal  to the  related  Group  Principal  Distribution
Amount.  Except as  provided in any final term sheet for a class of  certificates,  each Group
Principal  Distribution  Amount  will  be  distributed  to  each  class  of  related  Class  A
Certificates,  on a pro rata basis, in accordance with their respective  Certificate Principal
Balances,  until the  aggregate  Certificate  Principal  Balance  of each class of the Class A
Certificates has been reduced to zero; provided,  however,  that if a Sequential Trigger Event is in effect,  each Group Distribution  Amount will be distributed  sequentially to each class of  related  Class A  Certificates,  in order of their  numerical  designations,  in each case until the certificate principal balance of such class has been reduced to zero.

        Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M  Certificates  will be  entitled  to  receive  on each  distribution date, to the extent of the portion of the Available  Distribution  Amount  remaining after the sum of the Interest  Distribution  Amount, the Class A Principal  Distribution  Amount and the
Class M  Principal  Distribution  Amount  for any class of Class M  Certificates  with a lower numerical class designation has been distributed,  the related Class M Principal  Distribution
Amount,  in  reduction  of  the  Certificate  Principal  Balance  of  that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

Excess Cash Flow and Overcollateralization

        Excess Cash Flow will be applied on any  distribution  date as  described in any final term sheet for a class of certificates.

        Except as  provided in any final term sheet for a class of  certificates,  the pooling and servicing  agreement  will require that the Excess Cash Flow, to the extent  available and to the extent  necessary,  will be  applied as an  accelerated  payment  of  principal  on the offered  certificates,  to the extent that the Required  Overcollateralization  Amount exceeds the  Overcollateralization  Amount as of that  distribution  date.  The  application of Excess
Cash Flow to the payment of  principal  on a class of offered  certificates  has the effect of accelerating  the  amortization  of  that  class  of  offered  certificates  relative  to  the amortization of the mortgage loans.

Allocation of Losses

        Except as  otherwise  provided  in any final term  sheet for a class of  certificates,
Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

               •      first, to the Excess Cash Flow for the related distribution date;

               •      second,  by the  reduction  of the  Overcollateralization  Amount  until
reduced to                          zero;

               •      third, to each class of the Class B Certificates,  if any, sequentially,
in inverse                          order   of  their   numerical   designation,   until   the
Certificate Principal Balance thereof has been reduced to zero;

               •      fourth,  to each  class of the Class M  Certificates,  sequentially,  in
inverse order of                            their    numerical    designation,    until    the
Certificate Principal Balance thereof has                        been reduced to zero;

               •      fifth,  for losses with respect to any loan group,  to the related Class
A Certificates,                     until the Certificate  Principal  Balance thereof has been reduced to zero;

        With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the certificateholders  by  deed  in  lieu  of  foreclosure,  or  otherwise,  the  amount  of loss realized,  if any, will equal the portion of the Stated Principal Balance  remaining,  if any, plus  interest  thereon  through the date of  liquidation,  after  application  of all amounts recovered,  net of  amounts  reimbursable  to the  master  servicer  or  the  subservicer  for
Advances and expenses,  including  attorneys'  fees,  towards  interest and principal owing on the mortgage  loan.  These losses are  referred to in this term sheet  supplement  as Realized
Losses.

        The  principal  portion of any Realized  Loss,  other than a Debt  Service  Reduction, allocated  to any  class  of  offered  certificates  will be  allocated  in  reduction  of its
Certificate  Principal  Balance,  until reduced to zero. The interest  portion of any Realized
Loss,  other than a Debt Service  Reduction,  allocated  to any class of offered  certificates will  be  allocated  in  reduction  of  its  Accrued  Certificate  Interest  for  the  related distribution  date.  In addition,  any  allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

        In order to maximize the  likelihood  of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each  distribution date,  holders  of each class of the Class A  Certificates  have a right to  distributions  of each of the Interest  Distribution  Amount and Principal  Distribution Amount that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,  if any. In
addition,  overcollateralization  and the  application  of Excess Cash Flow will also increase the  likelihood  of  distribution  in full of amounts of interest and principal to the Class A
Certificates and Class M Certificates.

        The  priority of payments  among the Class M  Certificates,  as described in this term sheet  supplement,  also has the effect during certain periods,  in the absence of losses,  of decreasing  the  percentage  interest  in  the  trust  evidenced  by  any  class  of  Class  M
Certificates with a higher payment priority,  thereby increasing,  relative to its Certificate
Principal  Balance,  the  subordination  afforded to such class of the Class M Certificates by overcollateralization  and any class of  related  Class M  Certificates  with a lower  payment priority and the Class B Certificates, if any.

        In  addition,  in  instances  in which a mortgage  loan is in default or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interest
of  the   certificateholders,   the  master  servicer  or  subservicer  may  permit  servicing modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as described under "Description of the  Certificates--Servicing  and Administration of Mortgage  Collateral"
in the related base prospectus.  However, the master servicer's and the subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited  to the  following.  Advances  and  other  amounts  may be  added  to the  outstanding principal  balance  of a mortgage  loan only once  during  the life of a  mortgage  loan.  Any amounts added to the principal  balance of the mortgage loan, or capitalized  amounts added to the  mortgage  loan,  will be required  to be fully  amortized  over the term of the  mortgage loan.  All  capitalizations  are to be implemented in accordance  with  Residential  Funding's program  guide and may be  implemented  only by  subservicers  that have been  approved by the master  servicer for that  purpose.  The final  maturity of any mortgage  loan included in the trust  established for any series shall not be extended beyond the assumed final  distribution date for that series.  No  servicing  modification  with respect to a mortgage  loan will have the effect of reducing  the  mortgage  rate below the lesser of (i)  one-half of the  mortgage rate as in effect on the  applicable  cut-off  date and (ii) the  Expense  Fee Rate.  Further, the  aggregate  current  principal  balance  of all  mortgage  loans  included  in  the  trust established for any series subject to  modifications  can be no more than five percent (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the  cut-off  date for that series,  but this  limit  may  increase  from  time to time  with the  consent  of the  rating agencies rating that series of certificates.

Advances

        Prior to each  distribution  date, the master servicer is required to make Advances of payments  which were due on the  mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

        These  Advances  are  required  to be made on  mortgage  loans  included  in the trust established  for any series  only to the extent  they are deemed by the master  servicer to be recoverable  from  related  late  collections,  Insurance  Proceeds or  Liquidation  Proceeds.
Recoverability is determined in the context of existing  outstanding  arrearages,  the current loan-to-value  ratio and an  assessment  of the fair  market  value of the  related  mortgaged property.  The purpose of making  these  Advances  is to  maintain a regular  cash flow to the certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any  Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or  regulations.  Any failure by the master servicer to make an Advance as  required  under the pooling and  servicing  agreement  for any series will constitute  an event of default  thereunder,  in which case the trustee,  as successor  master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable  to the master  servicer  on a first  priority  basis from late  collections,
Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan  as  to  which  the unreimbursed  Advance was made. In addition,  any Advances previously made which are deemed by the master servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and  Liquidation  Proceeds may be  reimbursed  to the master  servicer out of any funds in the
Custodial  Account  with  respect to the  related  loan group  prior to  distributions  on the offered certificates.

        The pooling  and  servicing  agreement  for any series  will  provide  that the master servicer may enter into a facility  with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage loans included in the trust  established  for that series,  although no such facility will  reduce or  otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or  Servicing  Advances.  No facility  will require the consent of any  certificateholders or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be
reimbursed   to  the   advancing   person  under  the  same   provisions   pursuant  to  which
reimbursements  would be made to the master  servicer  if those  advances  were  funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

                         Certain Yield and Prepayment Considerations

General

        The yield to  maturity  on each class of offered  certificates  of any series  will be primarily affected by the following factors:

   o       the rate and timing of principal  payments on the  mortgage  loans in the related loan group or  groups  included  in the trust  established  for that  series,  including prepayments,  defaults  and  liquidations,  and  repurchases  due  to  breaches  of representations or warranties;

   o       the  allocation  of  principal   payments   among  the  various   classes  of  offered
           certificates of that series;

   o       realized  losses and interest  shortfalls  on the  mortgage  loans in the related loan group or groups included in the trust established for that series;

   o       the pass-through rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series

   o       to the  extent  provided  in any final term  sheet for a class of  certificates,  with respect to any class of  certificates  intended  to be the  beneficiary  of a yield maintenance  agreement,  payment,  if any, made pursuant to such yield  maintenance agreement; and

   o       the purchase price paid for the offered certificates of that series.

        For additional considerations relating to the yields on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

Prepayment Considerations

        The yields to maturity and the aggregate  amount of distributions on each class of the offered  certificates  of any series  will be  affected  by the rate and  timing of  principal payments  on the  mortgage  loans in the  related  loan group or groups  included in the trust established  for that series.  The yields may be adversely  affected by a higher or lower than anticipated  rate of principal  payments on the  mortgage  loans in the related loan groups or groups in the  trust  established  for that  series.  The rate of  principal  payments  on the mortgage loans will in turn be affected by the  amortization  schedules of the mortgage loans, the  rate  and  timing  of  mortgagor  prepayments  on the  mortgage  loans,  liquidations  of
defaulted   mortgage   loans  and  purchases  of  mortgage  loans  due  to  breaches  of  some representations and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and purchases of the mortgage loans included in the trust established for any series may  significantly  affect the yield to an investor in that series of  certificates,  even if the average  rate of  principal payments  experienced  over time is consistent  with an investor's  expectation.  In addition, the rate of  prepayments  of the  mortgage  loans  included in the trust  established  for any series and the yields to  investors  on the  certificates  of that  series may be  affected by refinancing  programs,  which may include  general or  targeted  solicitations,  as  described under  "Maturity and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement  and in the related base prospectus  under "Yield  Considerations"  and "Maturity and  Prepayment  Considerations",  no
assurance  can be given as to the rate or the  timing of  principal  payments  on the  offered certificates.  The  yields to  maturity  and rate and  timing  of  principal  payments  on the offered  certificates  will  only be  affected  by the  rate and  timing  of  payments  on the mortgage  loans in the related loan group,  except under the limited  circumstances  described in this term sheet supplement.

        The mortgage  loans may be prepaid by the mortgagors at any time;  provided,  however, that the  mortgage  loans may impose a  prepayment  charge for  partial  prepayments  and full prepayments,  which may have a substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description  of the  Mortgage  Pool--General"  in  this  term  sheet  supplement.
Unless  otherwise  specified  in the final term  sheet,  the  prepayment  charges  will not be available for distribution on the offered certificates.

        To the  extent  set forth in any final  term  sheet for a class of  certificates,  all prepayment  charges  collected  with respect to the mortgage loans will be paid to the holders of  a  class  of  certificates,  if  any,  entitled  to  prepayment  charges.  In  any  event, prepayment  charges will not be available for distribution on any other offered  certificates.
The amount  available for  distribution to the holders of a class of certificates  entitled to prepayment  charges on any  distribution  date in respect of prepayment  charges is determined by the  amount  of  prepayment  charges  collected  from the  mortgagors  in  connection  with principal  prepayments on the mortgage loans during the prepayment  period  applicable to such
distribution  date.   Generally,   each  prepayment  charge  is  only  applicable  to  certain prepayments  on a mortgage  loan and only remains  applicable  with  respect to such  mortgage loan  for the  limited  time  periods  specified  in the  terms  of  such  mortgage  loan.  In addition,  under  certain  instances,  the  master  servicer  may  waive  the  payment  of the prepayment  charges.  The yield to maturity on a class of certificates  entitled to prepayment charges  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage loans,  which are  difficult  to  predict  and which may  fluctuate  significantly  over time.
Investors  should  conduct their own analysis of the effect,  if any, that the rate and timing of  payment of  prepayment  charges  may have on the  performance  of a class of  certificates entitled to those  charges.  Further,  some state laws  restrict the  imposition of prepayment charges even when the mortgage  loans  expressly  provide for the collection of those charges.
It is possible  that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on the class of certificates  entitled to prepayment  charges.
See "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations
on Prepayments"  in the related base prospectus.

        Prepayments,  liquidations  and purchases of the mortgage  loans included in the trust established  for that series will result in  distributions  to holders of the related  offered certificates  of that series of principal  amounts which would  otherwise be distributed  over the remaining  terms of the mortgage  loans in the related  mortgage pool.  Factors  affecting prepayment,  including  defaults  and  liquidations,  of  mortgage  loans  include  changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net  equity  in the mortgaged  properties,  changes  in the value of the  mortgaged  properties,  mortgage  market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates  fell  significantly  below  the  mortgage  rates  on the  mortgage  loans,  the rate of prepayments,  including refinancings,  would be expected to increase.  Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable  rates,  there may be an increase in  prepayments,  particularly  if the new  adjustable  rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage  loans,  the rate of  prepayments  on the mortgage  loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected to occur with  greater  frequency  in their early  years.  As a result of the program criteria and underwriting  standards  applicable to the mortgage loans, the mortgage loans may experience rates of delinquency,  foreclosure,  bankruptcy and loss that are higher than those experienced  by mortgage  loans that satisfy the  standards  applied by Fannie Mae and Freddie
Mac first  mortgage  loan  purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential  Funding Mortgage
Securities  I, Inc.  For  example,  the rate of default on mortgage  loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be  provided  or  verified,  mortgage  loans  made to  borrowers  with high  debt-to-income ratios,  and  mortgage  loans  with high LTV  ratios,  may be higher  than for other  types of mortgage  loans.  See  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet supplement.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are  located.  The risk of  delinquencies and loss is greater and prepayments  are less likely in regions where a weak or  deteriorating economy  exists,  as may be evidenced  by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

        The mortgage loans  typically are assumable under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the security for the mortgage loan is not impaired by the assumption.

        Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer, as the case may be, to enforce any  due-on-sale  clause to the extent it has  knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted  by  applicable  law,  except  that any  enforcement  action  that  would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

Allocation of Principal Payments

        The yields to maturity of the offered  certificates  may be affected to the extent any
Excess Cash Flow is used to accelerate payments of principal on the offered  certificates.  In addition,  the  amount  of any  Overcollateralization  Increase  Amount  paid  to the  offered certificates  on any  payment  date will be affected  by,  among  other  things,  the level of delinquencies  and  losses on the  mortgage  loans,  the  level of the  index  that is used to determine the  pass-through  rate on certificates and the level of the indices on the mortgage loans.

        Some of the mortgage loans included in the trust  established  for any series may have interest  only  periods of varying  duration.  During this  period,  the  payment  made by the related  borrower will be less than it would be if the mortgage loan  amortized.  In addition, the mortgage  loan balance will not be reduced by the principal  portion of scheduled  monthly payments  during  this  period.  As a  result,  no  principal  payments  will  be  made to the certificates  of that series from these  mortgage  loans  during  their  interest  only period except in the case of a prepayment.

        In the case of mortgage loans with an initial interest only period,  after the initial interest only period,  the scheduled  monthly  payment on these  mortgage loans will increase, which may  result  in  increased  delinquencies  by the  related  borrowers,  particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition,  losses may be  greater  on these  mortgage  loans as a result  of the  mortgage  loan not  amortizing during the early years of these mortgage loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate the amount can be significant.

        Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the
mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be  significantly different  than  mortgage  loans that fully  amortize.  In  particular,  there may be a higher expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage loan, in  particular  one  with an  initial  interest  only  period,  which  may  result  in  higher prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the  delinquency  and prepayment experience of these mortgage loans.

        Sequentially  Paying  Certificates:  The Senior  Certificates  are entitled to receive distributions  in accordance with various  priorities for payment of principal.  Distributions of  principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage  pool.  The timing of commencement of principal  distributions  and the weighted average lives of certificates  with a later  priority  of payment  will be  affected by the rates of  prepayment  of the  mortgage loans both before and after the commencement of principal distributions on those classes.

        Certificates  with  Subordination  Features:  The  yield to  maturity  on the class of
Class M Certificates  or Class B  Certificates,  if any, then  outstanding  with a Certificate
Principal  Balance  greater  than zero with the  lowest  payment  priority  will be  extremely sensitive to losses on the mortgage  loans included in the trust  established  for that series and the  timing of those  losses  because  certain  amounts  of  losses  that are  covered  by
subordination   will  be  allocated  to  that  class  of  Class  M  Certificates  or  Class  B
Certificates.  After the Credit  Support  Depletion  Date,  the yield to maturity of any class of Senior Support  Certificates  will be extremely  sensitive to losses on the mortgage loans, and the timing  thereof,  because  certain losses that would be allocable to the related class or classes of Super  Senior  Certificates  will be  allocated  to related  class or classes of
Senior Support Certificates.

Realized Losses and Interest Shortfalls

        The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be  affected  by the  timing of  borrower  defaults  resulting  in
Realized  Losses on the related  mortgage  loans, to the extent such losses are not covered by credit  support in the form of the Excess Cash Flow,  overcollateralization  or  subordination provided  to any class of Super  Senior  Certificates  by a class of  related  Senior  Support
Certificates,  the  Class  A  Certificates  by the  Class  M  Certificates  and  the  Class  B
Certificates,  if  any,  and,  with  respect  to any  Class  M  Certificates,  by any  Class M
Certificates   with  a  lower  payment  priority  and  the  Class  B  Certificates,   if  any.
Furthermore,  as described in this term sheet  supplement,  the timing of receipt of principal
and  interest  by  the  offered   certificates   may  be  adversely   affected  by  losses  or
delinquencies  on the related  mortgage  loans if those  losses or  delinquencies  result in a change in the Required Overcollateralization Amount.

        The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  on the mortgage  loans with respect to the  related  loan group or groups  included in the trust  established  for that series to the extent not covered by the Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in
each case as described in this term sheet  supplement.  These shortfalls will not be offset by a reduction in the  servicing  fees  payable to the master  servicer or  otherwise,  except as described  in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.
Prepayment   Interest   Shortfalls  will  only  be  covered  by  Eligible   Master   Servicing
Compensation  and Excess  Cash Flow to the  extent  described  in this term sheet  supplement.
Relief Act Shortfalls  allocated to the offered  certificates on a distribution date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution date in
the  manner  described  under   "Description  of  the  Certificates--   Excess  Cash  Flow  and
Overcollateralization  Provisions."  Relief Act  Shortfalls  will not carry forward or be paid on other distribution dates. See "Description of the  Certificates--Interest  Distributions" in
this term sheet  supplement  for a discussion  of possible  shortfalls  in the  collection  of interest.
        The  recording of  mortgages  in the name of MERS is a relatively  new practice in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when  necessary  and  appropriate,  public  recording  officers and others in the mortgage  industry,  however,  may have limited,  if any,  experience  with lenders seeking to foreclose mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and
additional  costs  in  commencing,   prosecuting  and  completing   foreclosure   proceedings,

defending  litigation  commenced  by third  parties and  conducting  foreclosure  sales of the mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included  in the trust  established  for any  series  could in turn delay the distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS® System, it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series  from  registration  on the MERS®  System  and to  arrange  for the  assignment  of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the  outstanding  class or classes of certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest payment  priorities.
For  additional  information  regarding  the  recording  of  mortgages in the name of MERS see
"Description of the Mortgage  Pool--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

Purchase Price

        In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates and the  related  pass-through  rate.  The  extent to which the yield to  maturity  of an  offered certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster  than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of  purchase.  Conversely,  if a class  of  offered  certificates  is purchased  at a discount  and  principal  distributions  thereon  occur at a rate  slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated at the time of purchase.

Pass-Through Rates

        The Pass-Through  Rates on each class of offered  certificates is based, or subject to a cap equal to, on the  weighted  average of the Net  Mortgage  Rates of the related  mortgage loans.  Consequently,  the prepayment of mortgage loans with higher  mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

        To the  extent  the  net  wac  rate  is  paid  on any  class  of the  Adjustable  Rate
Certificates,  the  difference  between  the net wac  rate and the  pass-through  rate on such certificates  (but not more than any cap as set forth in the final  term  sheet for such class of  certificates),  will create a basis risk  shortfall  that will carry forward with interest thereon.  These  basis risk  shortfalls  will only be  payable  from  Excess  Cash Flow or, if applicable,  a yield maintenance agreement or other derivative instrument,  and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

Assumed Final Distribution Date

        The  assumed  final  distribution  date  with  respect  to each  class of the  offered certificates  will be specified in the final term sheet for a class of  certificates or in the pooling  and  servicing  agreement  for  that  series.  No  event of  default,  change  in the priorities for  distribution  among the various classes or other  provisions under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates  on or before its assumed final distribution date.

Weighted Average Life

        Weighted  average life refers to the average  amount of time that will elapse from the date of  issuance  of a security to the date of  distribution  to the  investor of each dollar distributed  in  reduction  of principal  of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which principal of the  mortgage  loans  is  paid,  which  may  be in  the  form  of  scheduled  amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model.  For example,  CPR,  represents a constant rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of mortgage loans. CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment  of any pool of mortgage  loans,  including the mortgage  loans in this mortgage pool.  In addition,  it is very  unlikely  that the  mortgage  loans will prepay at a constant level of CPR until  maturity or that all of the  mortgage  loans will prepay at the same level of CPR.

        Moreover,  the diverse  remaining terms to maturity and mortgage rates of the mortgage loans in the related  mortgage pool could  produce  slower or faster  principal  distributions than  indicated at the various  constant  percentages  of CPR,  even if the  weighted  average remaining  term to maturity and weighted  average  mortgage rate of the mortgage  loans are as
assumed.   Investors   are  urged  to  make  their   investment   decisions   based  on  their
determinations  as to  anticipated  rates of prepayment  on the mortgage  loans in the related loan group  under a variety of  scenarios.  Any  difference  between the  assumptions  and the actual  characteristics  and performance of the mortgage  loans, or actual  prepayment or loss
experience,   will  affect  the  percentages  of  initial   Certificate   Principal   Balances
outstanding over time and the weighted average lives of the classes of offered certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

        The after-tax rate of return on the Residual  Certificates  of any series will reflect their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period.  In  addition,  holders of Residual  Certificates  of any series may have tax
liabilities  with  respect  to  their  Residual   Certificates  the  present  value  of  which
substantially  exceeds  the  present  value of  distributions  payable  thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series may be negative or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual
Certificates  of any series will  depend on,  among  other  things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

        The Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in connection  with the purchase of the  Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and  "Material  Federal  Income  Tax  Consequences"  in  the  related  base prospectus.

                                   Pooling and Servicing Agreement

General

        The  certificates  for each series will be issued under a series  supplement  for that series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of December 1, 2006,  together  referred to as the pooling and servicing  agreement,  among the  depositor,  the master  servicer,  and  Deutsche  Bank Trust
Company  Americas,  as  trustee.  Reference  is  made  to  the  related  base  prospectus  for
important   information  in  addition  to  that  described  herein  regarding  the  terms  and conditions  of the pooling and  servicing  agreement  and the  offered  certificates  for each series.  The offered  certificates of any series will be transferable  and  exchangeable at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The depositor  will  provide a  prospective  or actual  certificateholder  of any  series  without charge, on written request, a copy, without exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,
Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the  pooling  and  servicing  agreement  of any  series,  transfers  of Residual
Certificates  of that series are  prohibited to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as  described  in the  pooling and servicing  agreement for that series.  See "Material  Federal Income Tax Consequences" in this term sheet  supplement  and "Material  Federal  Income Tax  Consequences  -REMICs-Taxation  of
Owners of REMIC  Residual  Certificates-Tax  and  Restrictions  on Transfers of REMIC Residual
Certificates to Certain  Organizations" and "-Noneconomic REMIC Residual  Certificates" in the
related  base  prospectus.  In addition to the  circumstances  described  in the related  base prospectus,  the depositor may terminate the trustee for any series for cause under  specified circumstances.  See "The  Pooling and  Servicing  Agreement-The  Trustee" in the related  base prospectus.

Custodial Arrangements

        The trustee will be directed  to appoint  Wells Fargo Bank,  N.A.  ("Wells Fargo"), to
serve as custodian of the  mortgage  loans.   The  custodian  is  not  an  affiliate   of  the
depositor, the master servicer or the sponsor.  No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain mortgage loan files that contain originals
of the notes, mortgages,   assignments  and  allonges  in  vaults  located  at  the  sponsor's
premises  in Minnesota.  Only  the  custodian  has  access to these  vaults.   A shelving  and
filing system segregates the files  relating to the mortgage loans from other assets  serviced by the master servicer.

        Wells  Fargo is acting as  custodian  of the  mortgage  files  pursuant to a custodial agreement.  In that  capacity,  Wells Fargo is  responsible to hold and safeguard the mortgage
notes  and  other   contents  of  the  mortgage  files  on  behalf  of  the  Trustee  and  the certificateholders.  Wells Fargo  maintains  each mortgage loan file in a separate file folder marked  with a  unique  bar  code to  assure  loan-level  file  integrity,  and to  assist  in inventory  management,  files are segregated by transaction or investor.  Wells Fargo has been engaged  in the  mortgage  document  custody  business  for more  than 25 years.  Wells  Fargo maintains  document  custody  facilities in its  Minneapolis,  Minnesota  headquarters  and in three regional  offices located in Richfield,  Minnesota,  Irvine,  California,  and Salt Lake
City,  Utah. As of December 31, 2006,  Wells Fargo maintains  mortgage  custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Master Servicer and Subservicers

        Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing  the  mortgage  loans.  Master  servicing  responsibilities include:

   o          receiving funds from subservicers;
   o          reconciling servicing activity with respect to the mortgage loans;
   o          calculating remittance amounts to certificateholders;
   o          sending remittances to the trustee for distributions to certificateholders;
   o          investor and tax reporting;
   o          coordinating loan repurchases;
   o          oversight of all servicing activity, including subservicers;
   o          following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
   o       approval of loss mitigation strategies;
   o          management  and  liquidation  of mortgaged  properties  acquired by  foreclosure or deed in lieu of foreclosure; and
   o          providing  certain  notices and other  responsibilities  as detailed in the pooling and servicing agreement.

           The master  servicer  may,  from time to time,  outsource  certain of its servicing functions,  such as foreclosure  management,  although any such  outsourcing  will not relieve the master  servicer  of any of its  responsibilities  or  liabilities  under the  pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and
Master Servicer" in this term sheet  supplement.  For a general  description of material terms relating to the master  servicer's  removal or  replacement,  see "The  Pooling and  Servicing
Agreement-Rights Upon Event of Default" in the related base prospectus.

        Subservicer   Responsibilities.   Subservicers  are  generally   responsible  for  the
following duties:

   o          communicating with borrowers;
   o          sending monthly remittance statements to borrowers;
   o          collecting payments from borrowers;
   o          recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
   o          accurate and timely  accounting,  reporting  and  remittance  of the  principal and
           interest  portions  of  monthly  installment   payments  to  the  master  servicer,
           together with any other sums paid by borrowers that are required to be remitted;
   o          accurate and timely  accounting and  administration of escrow and impound accounts, if applicable;
   o          accurate and timely reporting of negative amortization amounts, if any;
   o          paying escrows for borrowers, if applicable;
   o          calculating and reporting payoffs and liquidations;
   o          maintaining an individual file for each loan; and
   o          maintaining  primary  mortgage  insurance  commitments or certificates if required, and filing any primary mortgage insurance claims.

        Homecomings  Financial,  LLC. The subservicing  agreement  between the Master Servicer and Homecomings  provides that Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings  is a  Delaware  limited  liability  company  and has  been servicing mortgage loans secured by first liens on one-to four-family  residential  properties since  1996.  Homecomings  was  incorporated  as  a  wholly-owned  subsidiary  of  Residential
Funding  Company,  LLC in 1995 to service and originate  mortgage loans. In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in
1999  Homecomings  acquired  Capstead  Inc.  to focus on  servicing  prime  loans  such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,  Homecomings'  total servicing  portfolio  was 164,000  loans with an  aggregate  principal  balance of $25 billion with 20% being  subprime.  The three  servicing  locations were  integrated onto one servicing system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have  been  integrated  into  Homecomings'  servicing  operations.  Approximately  85%  of the mortgage loans currently master serviced by Residential  Funding Company,  LLC are subserviced
by  Homecomings.   As  of  December  31,  2006,  Homecomings  serviced  approximately  881,000 mortgage  loans  with an  aggregate  principal  balance  of  approximately  $128  billion.  In
addition  to  servicing   mortgage  loans  secured  by  first  liens  on  one-to-four   family
residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect  credit
histories,   and  subprime  mortgage  loans.   Homecomings  also  performs  special  servicing
functions  where the  servicing  responsibilities  with respect to delinquent  mortgage  loans that  have  been  serviced  by third  parties  is  transferred  to  Homecomings.  Homecomings'
servicing  activities  have  included  the  activities  specified  above  under  "--Subservicer responsibilities".

        Homecomings may, from time to time,  outsource certain of its subservicing  functions, such as contacting  delinquent  borrowers,  property tax  administration  and hazard insurance administration,  although  any such  outsourcing  will not relieve  Homecomings  of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any subservicer to subservice  10% or more of the  mortgage  loans,  or any  subservicer  performs  the  types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

        The  following  table sets forth the  aggregate  principal  amount of  mortgage  loans serviced by  Homecomings  for the past five years and the three  months  ended March 31, 2007,
calculated  at  year  end  or  quarter  end,  as  applicable.   The  percentages  shown  under
"Percentage  Change from Prior Year"  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                          Homecomings Servicing Portfolio

First Lien Mortgage Loans

                                                                                                                                     Three Months
                                                                Year Ended December 31                                                  Ended

       Volume by
   Principal Balance             2002               2003              2004                2005                  2006                   3/31/07

   Prime Mortgages(1)        $27,343,774,000   $29,954,139,212    $31,943,811,060     $44,570,851,126         $67,401,832,594           $70,946,676,717
 Non-Prime Mortgages(2)      $27,384,763,000   $39,586,900,679    $44,918,413,591     $52,102,835,214         $49,470,359,806           $46,994,401,753
         Total               $54,728,537,000   $69,541,039,891    $76,862,224,651     $96,673,686,340       $ 116,872,192,400          $117,941,078,470

   Prime Mortgages(1)                 49.96%            43.07%             41.56%              46.10%                  57.67%                    60.15%
 Non-Prime Mortgages(2)               50.04%            56.93%             58.44%              53.90%                  42.33%                    39.85%
         Total                       100.00%           100.00%            100.00%             100.00%                 100.00%                   100.00%

    Percentage Change from Prior Year(3)
   Prime Mortgages(1)                  7.09%             9.55%              6.64%              39.53%                  51.22%
 Non-Prime Mortgages(2)               60.71%            44.56%             13.47%              15.99%                 (5.05)%
         Total                        28.55%            27.07%             10.53%              25.78%                  20.89%

Junior Lien Mortgage Loans
                                                                                                                                    Three Months
                                                               Year Ended December 31                                                    Ended

      Volume by
  Principal Balance          2002                 2003                  2004                   2005                2006                 3/31/07

 Prime Mortgages(1)       $7,627,424,000        $7,402,626,296         $7,569,300,685        $7,442,264,087    $11,418,858,741          $11,505,749,849
      Non-Prime
    Mortgages(2)                       -                     -                      -                     -                  -                        -
        Total             $7,627,424,000        $7,402,626,296         $7,569,300,685        $7,442,264,087    $11,418,858,741          $11,505,749,849
 Prime Mortgages(1)              100.00%               100.00%                100.00%               100.00%            100.00%                  100.00%
      Non-Prime
    Mortgages(2)                       -                     -                      -                     -                  -                        -
        Total                    100.00%               100.00%                100.00%               100.00%            100.00%                  100.00%

  Percentage Change from Prior Year(3)
 Prime Mortgages(1)              (4.94)%               (2.95)%                  2.25%               (1.68)%             53.43%
      Non-Prime
    Mortgages(2)                       -                     -                      -                     -                  -
        Total                    (4.94)%               (2.95)%                  2.25%               (1.68)%             53.43%

First Lien Mortgage Loans
                                                                                                                                        Three Months
                                                               Year Ended December 31                                                          Ended
     Volume by
  Number of Loans                       2002                  2003              2004                  2005                2006               3/31/07

 Prime Mortgages(1)                  125,209               143,645           150,297               187,773             252,493               262,348
     Non-Prime
    Mortgages(2)                     257,077               341,190           373,473               394,776             361,125               342,150
       Total                         382,286               484,835           523,770               582,549             613,618               604,498

 Prime Mortgages(1)                   32.75%                29.63%            28.70%                32.23%              41.15%                43.40%
     Non-Prime
    Mortgages(2)                      67.25%                70.37%            71.30%                67.77%              58.85%                56.60%
       Total                         100.00%               100.00%           100.00%               100.00%             100.00%               100.00%

    Percentage Change from Prior Year(3)
 Prime Mortgages(1)                  (6.30)%                14.72%             4.63%                24.93%              34.47%
     Non-Prime
    Mortgages(2)                      52.85%                32.72%             9.46%                 5.70%             (8.52)%
       Total                          26.66%                26.83%             8.03%                11.22%               5.33%

Junior Lien Mortgage Loans
                                                                                                                              Three Months
                                                        Year Ended December 31                                                   Ended

    Volume by
 Number of Loans                2002                 2003            2004                2005                 2006                 3/31/07
Prime Mortgages(1)           217,031              211,585         210,778             199,600              266,900                 265,821
    Non-Prime
   Mortgages(2)                    -                    -               -                   -                    -                       -
      Total                  217,031              211,585         210,778             199,600              266,900                 265,821

Prime Mortgages(1)           100.00%              100.00%         100.00%             100.00%              100.00%                 100.00%
    Non-Prime
   Mortgages(2)                    -                    -               -                   -                    -                       -
      Total                  100.00%              100.00%         100.00%             100.00%              100.00%                 100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)           (5.20)%              (2.51)%         (0.38)%             (5.30)%               33.72%
    Non-Prime
   Mortgages(2)                    -                    -               -                   -                    -

      Total                  (5.20)%              (2.51)%         (0.38)%             (5.30)%               33.72%

---------------------------------------------------------------------------------------------------------------------------------------
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home
      Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

Servicing and Other Compensation and Payment of Expenses

        The servicing fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The  servicing  fees relating to each mortgage loan will be a per annum percentage  of the  outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of  certificates.  The  servicing  fees consist of (a)  servicing fees  payable to the master  servicer in respect of its master  servicing  activities  and (b)
subservicing  and  other  related  compensation  payable  to the  subservicer,  including  any payment due to prepayment  charges on the related  mortgage loans and such  compensation  paid to the  master  servicer  as the direct  servicer  of a  mortgage  loan for which  there is no subservicer.

        The primary  compensation to be paid to the master  servicer for its master  servicing activities  will be its  servicing  fee equal to a per  annum  percentage  of the  outstanding principal  balance of each  mortgage  loan.  As described in the related  base  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum  amount equal to a per annum percentage  of the  outstanding  principal  balance of each  mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but may not be  increased.  See "The Pooling and Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the related base prospectus for information  regarding  other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

        The following  table sets forth the fees and expenses that are payable out of payments
on  the   mortgage   loans,   prior  to   payments   of   interest   and   principal   to  the
certificateholders,  except  as may  otherwise  be set forth in any  final  term  sheet of any series:

         --------------------------- ----------------------------------- -----------------------
                Description                        Amount                   Receiving Party
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Master Servicer Fee         0.05% per annum of the principal    Master Servicer
                                     balance of each mortgage loan
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Subservicer Fee             0.25% per annum of the principal    Subservicers
                                     balance of each mortgage loan
                                     serviced by a subservicer
         --------------------------- ----------------------------------- -----------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and
Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

        On each  distribution  date for any series, a distribution date statement will be made available to each  certificateholder  of that series  setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal  Balance or
Notional  Amount  of an  individual  certificate  following  the  payment  and  certain  other information  relating to the certificates  and the mortgage loans of that series.  The trustee will  make  the  distribution  date  statement  and,  at  its  option,  any  additional  files
containing  the  same  information  in  an  alternative   format,   available  each  month  to
certificateholders  of that series and other  parties to the pooling and  servicing  agreement via the trustee's  internet  website.  See also "Pooling and  Servicing  Agreement-Reports  to
Certificateholders"  in the  related  base  prospectus  for a  more  detailed  description  of certificateholder reports.

Voting Rights

        There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series  evidencing a specified  percentage  of all  undivided interests  in the related  trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  All voting rights for any series will be allocated  among all holders of the  certificates  of that series as  described in the pooling and servicing  agreement for that series.  The pooling and servicing  agreement for any series may be amended  without  the  consent  of the  holders of the  Residual  Certificates  of that series in specified circumstances.

Termination

        The  circumstances  under which the  obligations  created by the pooling and servicing agreement for any series will terminate  relating to the offered  certificates  of that series are  described  under  "The  Pooling  and  Servicing  Agreement  --Termination;  Retirement  of
Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal balance of the  mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series,  after  deducting  payments of principal due during the month of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other assets in the trust for that series,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part,  the  certificates.  Any such purchase of mortgage  loans and other  assets of the trust for that  series  shall be made at a price  equal to the sum of
(a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than  such  unpaid  principal  balance,  net  of  any  unreimbursed  Advance  attributable  to principal,  as of the date of  repurchase,  (b) accrued  interest  thereon at the Net Mortgage
Rate to,  but not  including,  the first day of the  month in which  the  repurchase  price is distributed  and (c) in the case of  certificates  related to a swap  agreement,  any  payment related to the early  termination  of such swap  agreement  payable  to the swap  counterparty from the related  supplemental  interest trust, if applicable,  then remaining unpaid or which is due as a result of the exercise of such  option.  The  optional  termination  price paid by the master servicer will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans included in the trust  established  for that series,  under the terms of the  agreement  pursuant  to  which  Residential  Funding  sold  the  mortgage  loans  to  the depositor, that remain unpaid on the date of the optional termination.

        Distributions on the  certificates of any series relating to any optional  termination will be paid,  first, to the Class A Certificates,  second, to the Class M Certificates in the order of their  payment  priority,  third,  to the Class B  Certificates,  if any, and fourth, except as set forth in the pooling and servicing  agreement,  to the Class SB Certificates and the Residual  Certificates.  The proceeds of any such  distribution  may not be  sufficient to distribute  the full  amount to each  class of  certificates  of that  series if the  purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan.  Any such  purchase of the  certificates  will be made at a price equal to 100% of their
Certificate   Principal  Balance  plus  the  Accrued  Certificate  Interest  thereon  for  the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate and any  previously  unpaid  Accrued  Certificate  Interest.  Promptly  after the purchase of such certificates  of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

        Upon  presentation  and surrender of the offered  certificates  in connection with the
termination  of  the  trust  or  a  purchase  of   certificates   for  any  series  under  the
circumstances  described  in  the  two  preceding  paragraphs,  the  holders  of  the  offered certificates  of that series will be  entitled to receive an amount  equal to the  Certificate
Principal  Balance  of  that  class  plus  Accrued   Certificate   Interest  thereon  for  the
immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, plus
any  previously  unpaid  Accrued  Certificate  Interest.   However,  any  Prepayment  Interest
Shortfalls  previously  allocated to the  certificates  of that series will not be reimbursed.
The offered  certificates  will not receive  the amount of any basis risk  shortfall  or basis risk  shortfall  carry-forward  amounts in  connection  with any such  purchase of the offered certificates by the master  servicer.  In addition,  distributions  to the holders of the most subordinate  class of certificates  outstanding with a Certificate  Principal  Balance greater than zero  will be  reduced,  as  described  in the  preceding  paragraph,  in the case of the termination  of the trust for that series  resulting from a purchase of all the assets of that trust.

The Trustee and the Supplemental Interest Trust Trustee

        The trustee under the pooling and  servicing  agreement  (as  described  below),  is a national  banking  association.  Unless an event of default  has  occurred  and is  continuing under the pooling and  servicing  agreement,  the trustee will perform only such duties as are specifically  set  forth in the  pooling  and  servicing  agreement.  If an  event of  default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such  of the  rights  and  powers  vested  in it by the  pooling  and  servicing agreement,  such as either  acting as the master  servicer or  appointing  a successor  master servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise  or use  under  the  circumstances  in the  conduct  of  such  investor's  own
affairs.   Subject  to  certain   qualifications   specified  in  the  pooling  and  servicing
agreement,  the  trustee  will be  liable  for its own  negligent  action,  its own  negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the
direction  of  the  master  servicer,   providing  certificateholders  and  applicable  rating
agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default under the pooling and  servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee  reasonable  compensation for its services and  reimburse  the trustee  for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses  and  expenses  incurred  without negligence  or willful  misconduct  on the trustee's  part arising out of the  acceptance  and administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

        Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

        In the case of  certificates  related  to  certain  swap  agreements,  a  supplemental interest  trust trustee will be appointed  and will act pursuant to directions  received by it under the pooling and servicing agreement.

                                          Legal Proceedings

        There are no material pending legal or other proceedings  involving the mortgage loans or Residential  Funding  Company,  LLC, as sponsor and master servicer,  Residential  Accredit
Loans,  Inc. as depositor,  the trust as the issuing entity,  or Homecomings,  as subservicer, that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential   Funding  and  Homecomings   are  currently   parties  to  various  legal
proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on  information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the eventual  outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their  obligations  in relation to the mortgage  loans.  No assurance,  however,  can be given  that the final  outcome  of these  legal  proceedings,  if unfavorable,  either  individually  or in the  aggregate,  would not have a  material  adverse impact on Residential  Funding or Homecomings.  Any such  unfavorable  outcome could adversely affect the ability of  Residential  Funding or  Homecomings  to perform its  servicing  duties with respect to the mortgage  loans and  potentially  lead to the  replacement  of Residential
Funding or Homecomings with a successor servicer.

                               Material Federal Income Tax Consequences

        Upon the issuance of the certificates,  Orrick, Herrington & Sutcliffe LLP, counsel to the  depositor,  will  render an opinion  to the effect  that,  assuming  compliance  with all provisions  of the pooling and  servicing  agreement,  for federal  income tax  purposes,  the trust,  exclusive of any yield  maintenance  agreement,  swap  agreement  or other  derivative instrument,  will  qualify as one or more REMICs  under the Internal  Revenue  Code.  No REMIC election will be made with respect to any supplemental interest trust.

        For federal income tax purposes:

   o       each class of Residual  Certificates  will  represent  ownership  of the sole class of
           "residual interests" in a REMIC; and

   o       each class of offered  certificates will represent ownership of "regular interests" in a REMIC,  which will  generally be treated as debt  instruments  of that REMIC and, in the case of  Adjustable  Rate  Certificates,  will also  represent  the right to receive  payments in respect of basis risk shortfall  carry-forward  amounts,  and, in the case of certificates  benefiting from a swap agreement,  with an interest in one or more  limited  recourse  notional  principal  contracts  and, in the case of certificates  benefiting  from  a  yield  maintenance  agreement,  an  interest  in payments  to be made  under that yield  maintenance  agreement,  in each case which will not be an entitlement from any REMIC.

           See  "Material  Federal  Income  Tax   Consequences--REMICs"  in  the  related  base
prospectus.

        For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in determining  the rate of accrual of original issue discount,  market discount and premium,  if any, for federal  income tax purposes will be based on the assumption  that  subsequent to the date of any  determination  the  mortgage  loans  will  prepay at a rate  equal to 100% of the prepayment assumption used to price the offered  certificates.  No representation is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal
Income  Tax   Consequences--General"   and   "--REMICs--Taxation   of  Owners  of  REMIC  Regular
Certificates--Original Issue Discount" in the related base prospectus.

        The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

        If the method for  computing  original  issue  discount  described in the related base prospectus  results in a negative  amount for any period with respect to a  certificateholder, the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be  permitted  to offset  that  negative  amount only  against  future original issue discount, if any, attributable to those certificates.

        In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original  issue  discount under a method that differs from that used by the issuing entity.  Accordingly,  it is possible  that the holder of an offered  certificate  may be able to select a method for  recognizing  original  issue  discount  that differs from that used by the master servicer in preparing  reports to the  certificateholders  and the Internal Revenue
Service, or IRS.

        Certain  classes  of  offered  certificates  may be  treated  for  federal  income tax purposes  as having been  issued at a premium.  Whether any holder of one of those  classes of certificates  will be treated as holding a  certificate  with  amortizable  bond  premium will depend on the  certificateholder's  purchase price and the distributions  remaining to be made on the  certificate  at the time of its  acquisition  by the  certificateholder.  The use of a zero  prepayment  assumption  may be  required in  calculating  the  amortization  of premium.
Holders  of those  classes of  certificates  are  encouraged  to  consult  their tax  advisors regarding  the  possibility  of making an election to amortize  such  premium.  See  "Material
Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular Certificates" and
"--Premium" in the related base prospectus.

        The IRS has issued the OID  Regulations  under  sections  1271 to 1275 of the Internal
Revenue Code  generally  addressing  the  treatment of debt  instruments  issued with original issue discount.  Purchasers of the Adjustable Rate  Certificates  should be aware that Section
1272(a)(6) of the Internal  Revenue Code and the OID  Regulations  do not  adequately  address some issues relevant to, or applicable to,  prepayable  securities  bearing an adjustable rate of interest.  In the absence of other  authority,  the master servicer intends to be guided by certain  principles of the OID Regulations  applicable to adjustable rate debt  instruments in determining  whether  Adjustable Rate  Certificates  should be treated as issued with original issue  discount and in adapting the provisions of Section  1272(a)(6) of the Internal  Revenue
Code  to  such   certificates   for  the   purpose   of   preparing   reports   furnished   to
certificateholders  and the IRS.  Because of the  uncertainties  concerning the application of
Section  1272(a)(6) of the Internal  Revenue Code to such  certificates  and because the rules relating  to debt  instruments  having an  adjustable  rate of  interest  are limited in their application  in ways that could preclude their  application to such  certificates  even in the absence  of Section  1272(a)(6)  of the  Internal  Revenue  Code,  the IRS could  assert  that
Adjustable  Rate  Certificates  should be governed  by some other  method not yet set forth in regulations  or  should be  treated  as having  been  issued  with  original  issue  discount.
Prospective  purchasers  of  Adjustable  Rate  Certificates  are advised to consult  their tax advisors concerning the tax treatment of such certificates.

Characterization of Adjustable Rate Certificates

        For federal income tax purposes,  a beneficial owner of an Adjustable Rate Certificate will be treated as holding an undivided  interest in a REMIC  regular  interest  corresponding to that  certificate  coupled  with a right to  receive  basis  risk  shortfall  carry-forward amounts and, in the case of certificates  benefiting  from a swap agreement,  with an interest
in  one  or  more  limited  recourse  notional  principal   contracts  and,  in  the  case  of
certificates  benefiting  from a yield  maintenance  agreement,  an interest in payments to be made under that yield maintenance  agreement.  Under the REMIC regulations,  each holder of an
Adjustable  Rate  Certificate  must allocate its purchase price for that  certificate  between its undivided interest in the REMIC regular interest  component,  its right to receive certain payments with respect to basis risk shortfall  carry-forward  amounts and, if applicable,  the notional  principal  contract  component and/or the yield maintenance  agreement  component in accordance with the relative fair market values thereof.  Such  allocations  will be used for, among other things,  purposes of computing any original  issue  discount,  market  discount or premium,  as  well as for  determining  gain or loss  upon  disposition.  The OID  regulations provide that the trust's  allocation  of the issue price is binding on all holders  unless the holder  explicitly  discloses  on its tax return that its  allocation  is  different  from the trust's  allocation.  Further,  each component is difficult to value, and the IRS could assert that the value of a  component  as of the  closing  date is  greater  than the value  used for information  reporting  purposes.  Prospective  investors  are  encouraged to consider the tax consequences  to  them  if the  IRS  were  to  assert  a  different  value  for  one  or  more components.  Further,  although Treasury  regulations have been promulgated under Section 1275 of the Internal  Revenue Code generally  providing for the  integration of a "qualifying  debt instrument"  with a hedge if the  combined  cash  flows of the  components  are  substantially
equivalent  to  the  cash  flows  on  a  variable  rate  debt  instrument,   such  regulations
specifically  disallow  integration of debt instruments  subject to Section  1272(a)(6) of the
Internal Revenue Code.  Therefore,  holders of the Adjustable Rate Certificates will be unable to use the  integration  method  provided  for under  such  regulations  with  respect to such certificates.  Holders of the Adjustable  Rate  Certificates  are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions resulting from the ownership of their certificates.

        The REMIC regular  interest  component of each  Adjustable  Rate  Certificate  will be entitled to receive  interest and principal  payments at the times and in the amounts equal to those made on the  certificate to which it corresponds,  except that (i) the maximum  interest rate of each such  REMIC  regular  interest  for each  distribution  date will be equal to the weighted  average of the net  mortgage  rates of the  mortgage  loans at the  beginning of the related due period (in the case of a certificate  benefiting  from a swap  agreement,  minus a per annum rate equal to (x) the net swap payment,  if any,  which would be payable to the swap counterparty  pursuant to the swap  agreement  on such  distribution  date,  assuming for this purpose that the  notional  balance of the swap  agreement  is not greater than the  aggregate stated  principal  balance of the mortgage  loans at the  beginning of the related due period, multiplied  by 360 divided by the actual  number of days in the related swap  accrual  period, divided by (y) the aggregate stated  principal  balance of the mortgage loans at the beginning of the  related  due  period,  and (ii) in the case of a  certificate  benefiting  from a swap agreement,  any swap  termination  payment will be treated as being payable solely from Excess
Cash Flow.  As a result of the  foregoing,  the amount of  distributions  on the REMIC regular interest  corresponding  to an Adjustable  Rate  Certificate may differ from the actual amount
of  distributions  on  such   certificate.   Each  beneficial  owner  of  an  Adjustable  Rate
Certificate  will be required to report  income  accruing  with  respect to its REMIC  regular interest component as discussed under "Material Federal Income Tax  Considerations--REMICs"  in
the related base prospectus.

        Any amount payable on an Adjustable  Rate  Certificate in excess of the amount payable on the  corresponding  REMIC  regular  interest will be deemed to have been paid to the holder of that  Adjustable  Rate  Certificate  pursuant to its right to receive basis risk  shortfall carry-forward  amounts  and, in the case of  certificates  benefiting  from a swap  agreement, pursuant to the notional principal  contract and, in the case of certificates  benefiting from a yield  maintenance  agreement,  pursuant to that yield maintenance  agreement,  in each case not payable by any REMIC.

        Basis Risk Shortfall  Carry-Forward  Amounts. It is intended that payments made to the
holders  of  the  Adjustable   Rate   Certificates   with  respect  to  basis  risk  shortfall
carry-forward  amounts be treated as  includible  in income based on, and the  purchase  price allocated  thereto may be  amortized  in  accordance  with,  the tax  regulations  relating to notional  principal  contracts,  referred  to in this term sheet  supplement  as the  notional principal  contract  regulations.  See  "--Notional  Principal  Contract"  below  for a further discussion of these  regulations.  In the case of  non-corporate  holders of  Adjustable  Rate
Certificates,  the  amortization  of the purchase  price may be subject to  limitations  as an itemized  deduction,  and  may  not  be  useable  at all if the  taxpayer  is  subject  to the alternative  minimum tax.  However,  regulations  have  recently been proposed that modify the taxation of notional principal  contracts that contain  contingent  nonperiodic  payments.  As the  application of such  regulations  (i.e.,  whether they apply,  and if so, how they apply)
are, at this time,  unclear,  holders of  Adjustable  Rate  Certificates  should  consult with their own tax advisors  with respect to the proper  treatment of their rights to receive basis risk  shortfall  carry-forward  amounts.  Further,  it is  possible  that the right to receive basis  risk  shortfall  carry-forward  amounts  could be treated  as a  partnership  among the holders of the Adjustable Rate  Certificates and Class SB Certificates,  in which case holders of the  Adjustable  Rate  Certificates  would be subject to  potentially  different  timing of income and foreign  holders of such  certificates  could be subject to  withholding in respect of any such payments.

        Yield Maintenance  Agreement Component.  The master servicer intends to treat payments made to the holders of Adjustable  Rate  Certificates  with respect to the payments  under any yield maintenance  agreement as includible in income based on the notional  principal contract regulations.  As noted above,  holders of the Adjustable Rate  Certificates  will be unable to use the integration  method provided for under the regulations  promulgated under Section 1275 of the Internal  Revenue Code. If the master  servicer's  treatment of payments  under a yield maintenance  agreement is respected,  ownership of the right to the payments  under that yield maintenance  agreement  will  nevertheless  entitle the owner to amortize the  separate  price paid for the right to such payments under the notional principal contract regulations.

        Notional  Principal  Contract  Component.  In the case of Adjustable Rate Certificates benefiting from a swap  agreement,  the master servicer will treat payments made in respect of the notional  principal  contract  component as income or expense or loss, as the case may be, based  on the  notional  principal  contract  regulations.  The  balance  of  this  discussion assumes  that  the  notional  principal  contract  component  will be  treated  as a  notional principal contract for federal income tax purposes.

        The  portion  of  the  overall  purchase  price  of  an  Adjustable  Rate  Certificate attributable to the notional  principal  contract component must be amortized over the life of such  certificate,  taking into account the  declining  balance of the related  REMIC  regular interest  component.  The notional principal contract  regulations provide alternative methods for amortizing  the purchase price of a notional  principal  contract.  Prospective  investors are urged to consult  their tax  advisors  concerning  the  methods  that can be  employed  to amortize  the  portion  of the  purchase  price  paid  for  any  notional  principal  contract component of a certificate.

        Any payments made to a beneficial owner of an Adjustable Rate  Certificate  benefiting from a swap  agreement in excess of the amounts  payable on the  corresponding  REMIC  regular interest  (excluding  any  payments  made from Excess  Cash Flow or under a yield  maintenance agreement,  if  applicable)  will be  treated  as having  been  received  on such  certificate pursuant to the  notional  principal  contract,  and such excess will be treated as a periodic payment on a notional  principal  contract.  To the extent the sum of such  periodic  payments for  any  year  exceeds  that  year's  amortized  cost  of  the  notional  principal  contract component,  such excess  represents net income for that year.  Conversely,  to the extent that the amount of that year's  amortized  cost  exceeds  the sum of the  periodic  payments,  such excess shall  represent a net  deduction for that year.  In addition,  any amounts  payable on such  REMIC  regular  interest  in excess of the amount of  payments  on the  Adjustable  Rate
Certificate  to which it relates  will be treated as having been  received  by the  beneficial owner of such  certificate  and then paid by such owner  pursuant  to the  notional  principal contract,  and such  excess  should be treated as a payment on a notional  principal  contract that is made by the  beneficial  owner  during the  applicable  taxable year and that is taken into account in determining  the  beneficial  owner's net income or net deduction with respect to the notional  principal  contract for such taxable year.  Although not clear, net income or a net  deduction  with  respect  to the  notional  principal  contract  should be  treated  as ordinary income or as an ordinary deduction.

        A  beneficial  owner's  ability  to  recognize  a net  deduction  with  respect to the notional  principal  contract  component  may be limited  under  Sections  67 and/or 68 of the
Internal  Revenue  Code in the case of (1)  estates and trusts and (2)  individuals  owning an interest  in such  component  directly  or  through a  "pass-through  entity"  (other  than in
connection  with  such  individual's  trade  or  business).   Pass-through   entities  include
partnerships,  S corporations,  grantor trusts and non-publicly  offered regulated  investment companies,  but  do  not  include  estates,  non-grantor  trusts,  cooperatives,  real  estate investment  trusts and  publicly  offered  regulated  investment  companies.  Further,  such a beneficial  owner will not be able to recognize a net  deduction  with respect to the notional principal  contract  component in computing the  beneficial  owner's  alternative  minimum tax liability.

        Because a beneficial  owner of an Adjustable Rate  Certificate  benefiting from a swap agreement  will be required  to include in income the amount  deemed to have been paid by such owner  pursuant to the notional  principal  contract but may not be able to deduct that amount from income,  such  beneficial  owner may have income that exceeds cash  distributions  on its certificate in any period and over the term of the certificate.  As a result,  Adjustable Rate
Certificates  benefiting  from a swap  agreement  may  not be a  suitable  investment  for any taxpayer  whose net  deduction  with  respect  to the  notional  principal  contract  would be subject to the limitations described above.

        The provision for a swap account and the related  payments upon the early  termination of the swap  agreement  are a  non-standard  features for a swap contract  whose  treatment is uncertain under the regulations governing notional principal contracts.

        Holders of Adjustable Rate  Certificates  benefiting from a swap agreement are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their notional  principal
contract   components  and  the  consequences  to  them  in  light  of  their  own  particular circumstances of the separate taxation of the components comprising their certificates.

        Sale or Exchange of Adjustable  Rate  Certificates.  Upon the sale,  exchange or other disposition of an Adjustable Rate  Certificate,  the beneficial  owner of the certificate must allocate  the amount  realized  between the REMIC  regular  interest  component,  the right to receive certain  payments with respect to basis risk shortfall  carry-forward  amounts and, if applicable,  the notional principal contract component and/or the yield maintenance  agreement component,  based on the relative fair market  values of those  components at the time of sale and must treat the sale,  exchange or other disposition as a sale,  exchange or disposition of each  component.  Assuming  that  the  Adjustable  Rate  Certificate  is held  as a  "capital asset" within the meaning of Section 1221 of the Internal  Revenue Code,  gain or loss on the disposition  of the right to receive  certain  payments  with respect to basis risk  shortfall carry-forward  amounts and, if applicable,  the notional  principal  contract component and/or the yield maintenance  agreement  component,  should be capital gain or loss, and gain or loss on  disposition  of the REMIC regular  interest  component  should  generally,  subject to the limitations described in the related base prospectus, be capital gain or loss.

               To the extent  that the right to receive  basis  risk  shortfall  carry-forward amounts or the  notional  principal  contract  component  or the yield  maintenance  agreement component,  if  applicable,  is  characterized  as a notional  principal  contract for federal income tax purposes,  upon the sale of an Adjustable Rate Certificate,  the amount of the sale proceeds  allocated to such component  would be considered a  "termination  payment" under the notional principal contract regulations  allocable to the related certificate.  A holder of an
Adjustable Rate Certificate  would have gain or loss from such a termination  equal to (i) any termination  payment it  received  or is deemed to have  received  minus (ii) the  unamortized portion of any amount paid,  or deemed paid,  by the  certificateholder  upon entering into or acquiring  its  interest in such  component.  In  addition,  this  calculation  may have to be adjusted if the recently proposed regulations referred to above apply to such components.

Status of the Offered Certificates

        The REMIC regular  interest  component of each offered  certificate will be treated as assets described in Section  7701(a)(19)(C)  of the Internal Revenue Code, and as "real estate assets" under  Section  856(c)(5)(B)  of the Internal  Revenue  Code,  generally,  in the same proportion  that the assets of the trust,  exclusive  of the assets not included in any REMIC, would be so treated.  In  addition,  the  interest  derived  from the REMIC  regular  interest component of each offered  certificate  will be interest on  obligations  secured by interests in real property for purposes of section  856(c)(3) of the Internal  Revenue Code,  subject to the same  limitation in the  preceding  sentence.  Any right to receive  basis risk  shortfall carry-forward  amounts or, if applicable,  the notional  principal  contract  component and/or the yield maintenance  agreement component,  will not qualify,  however, as an asset described in Section  7701(a)(19)(C)  of the Internal Revenue Code, as a real estate asset under Section
856(c)(5)(B) of the Internal  Revenue Code or as a "qualified  mortgage" within the meaning of
Section  860G(a)(3) of the Internal  Revenue Code. As a result,  Adjustable Rate  Certificates generally may not be a suitable investment for a REMIC.

Special Tax Considerations Applicable to Residual Certificates

        The IRS has issued REMIC  regulations  under the  provisions  of the Internal  Revenue
Code that  significantly  affect  holders  of  Residual  Certificates.  The REMIC  regulations impose restrictions on the transfer or acquisition of some residual  interests,  including the
Residual  Certificates.  The related  pooling  and  servicing  agreement  will  include  other provisions regarding the transfer of Residual Certificates, including:

   o       the  requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

   o       is not a disqualified organization;

   o       is not acquiring the Residual  Certificate on behalf of a  disqualified  organization;
           and

   o       will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

   o       a  provision   that  any  transfer  of  a  Residual   Certificate  to  a  disqualified
           organization shall be null and void; and

   o       a grant to the  master  servicer  of the  right,  without  notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that
           shall  become  owned  by  a  disqualified   organization   despite  the  first  two
           provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based  on  the  REMIC  regulations,  the  Residual  Certificates  may  constitute  noneconomic residual  interests  during some or all of their terms for  purposes of the REMIC  regulations and,  accordingly,  unless no significant purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported transferors  may  remain  liable  for any taxes due  relating  to the  income on the  Residual
Certificates.  All  transfers of the Residual  Certificates  will be  restricted in accordance with the terms of the related  pooling and  servicing  agreement  that are  intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual  interests.  See  "Material
Federal   Income   Tax   Consequences   --REMICs--Taxation   of   Owners   of   REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that  a  transfer  of  a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order  to  qualify  as a safe  harbor  transfer  of a residual the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present  value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments  to be  received on the  residual  interest  or (ii) the  transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe  harbor"
provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not indicate to a reasonable person  that the  taxes  with  respect  to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The regulations  generally  apply  to  transfers  of  residual  interests  occurring  on or  after
February 4, 2000,  although  certain of their  provisions  apply only to transfers of residual
interests   occurring  on  or  after  August  19,  2002.  See  "Material  Federal  Income  Tax
Consequences  --REMICs--Taxation  of Owners  of REMIC  Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the related base prospectus.

        The Residual  Certificateholders may be required to report an amount of taxable income with  respect  to  the  earlier  accrual  periods  of  the  term  of the  related  REMIC  that
significantly   exceeds  the  amount  of  cash   distributions   received   by  the   Residual
Certificateholders  from the related  REMIC with respect to those  periods.  Furthermore,  the tax on that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  are  encouraged  to have  other  sources of funds sufficient  to pay any federal  income taxes due in the earlier  years of the related  REMIC's term as a result of their ownership of the Residual  Certificates.  In addition,  the required inclusion of this amount of taxable income during a REMIC's  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the ultimate sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash
sale"  rules  of  Section  1091  of  the   Internal   Revenue  Code  may  cause  the  Residual
Certificateholders'  after-tax  rate of return  to be zero or  negative  even if the  Residual
Certificateholders'  pre-tax  rate of return is positive.  That is, on a present  value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum  of any  tax  benefits  and  the  amount  of  any  cash  distributions  on  such  Residual
Certificates over their life.

        The rules for  accrual  of OID with  respect to certain  classes of  certificates  are subject to significant  complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable income,  any changes  required by the
IRS in the  application  of those  rules to the  certificates  may  significantly  affect  the timing  of OID  deductions  to the  related  REMIC and  therefore  the  amount of the  related
REMIC's taxable income allocable to holders of the Residual Certificates.

        An  individual,  trust or estate that holds,  whether  directly or indirectly  through certain pass-through  entities, a Residual Certificate,  may have significant additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's fees and other  administrative  expenses properly  allocable to the related REMIC in computing the  certificateholder's  regular tax  liability  and will not be able to deduct those fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Residual  Certificates--Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions" in the
related base prospectus.

        The IRS has issued proposed  regulations that, if adopted as final regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        Effective  August 1, 2006,  temporary  regulations  issued by the IRS (the "Temporary regulations")  have modified the general rule that excess  inclusions  from a REMIC  residual interest  are not  includible  in the  income of a  nonresident  alien  individual  or foreign corporation  for purposes of the 30% United States  withholding  tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary  regulations  accelerate the time both for  reporting  of, and  withholding  tax on,  excess  inclusions  allocated  to the foreign equity holders of domestic partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions  are United States sourced  income.  The timing rules apply to a particular  residual  interest and a particular  foreign  person if the first allocation  of income from the residual  interest to the foreign  person occurs after July 31,
2006.  The source  rules  apply for  taxable  years  ending  after  August 1, 2006.  Under the
Temporary  regulations,  in the case of REMIC  residual  interests  held by a  foreign  person through a  domestic  partnership,  the  amount of excess  inclusion  income  allocated  to the foreign  partner  is deemed  to be  received  by the  foreign  partner  on the last day of the partnership's  taxable year except to the extent that the excess  inclusion was required to be taken into  account by the foreign  partner at an earlier  time under  section  860G(b) of the
Internal  Revenue  Code as a  result  of a  distribution  by the  partnership  to the  foreign partner or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A  disposition  in whole or in part of the  foreign  partner's indirect  interest in the REMIC  residual  interest may occur as a result of a termination  of the REMIC, a disposition of the  partnership's  residual  interest in the REMIC, a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable  share of the portion of the REMIC net income or  deduction  allocated to the  partnership.  Similarly,  in the case of a  residual  interest  held by a foreign  person indirectly  as a  shareholder  of a real  estate  investment  trust  or  regulated  investment company,  as a participant  in a common trust fund or as a patron in an  organization  subject to part I of  subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign  person must be taken into account for purposes of the 30% United  States  withholding tax at the same time that other income from the trust,  company,  fund, or organization  would be taken into  account.  Under the Temporary  regulations,  excess  inclusions  allocated to a foreign person  (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made  subject to  withholding  tax. In addition,  in the case of excess  inclusions allocable to a foreign person as a partner, the Temporary  regulations  eliminate an exception to the  withholding  requirements  under which a  withholding  agent  unrelated  to a payee is obligated to withhold on a payment only to the extent that the  withholding  agent has control over the payee's money or property and knows the facts giving rise to the payment.

        Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the  related  base  prospectus, and in  connection  therewith  will be  required  to hold not less than 0.01% of each class of the Residual Certificates (other than any Class R-X Certificate).
        Purchasers of the Residual  Certificates are strongly  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information  regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment  Considerations--Additional  Yield
Considerations  Applicable  Solely to the  Residual  Certificates"  in the related  prospectus supplement and "Material  Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Residual Certificates" in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

        Recent  Treasury  pronouncements  directed at abusive tax shelter  activity  appear to apply to  transactions  not  conventionally  regarded  as tax  shelters.  Regulations  require taxpayers  to  report  certain  disclosures  on  IRS  form  8886  if  they  participate  in  a
"reportable  transaction."  Organizers and sellers of the transaction are required to maintain records  including  investor lists  containing  identifying  information  and to furnish those records to the IRS upon demand.  A transaction  may be a "reportable  transaction"  based upon any of several  indicia one or more of which may be present  with  respect to your  investment in the certificates.  Congress has enacted  provisions that impose  significant  penalties for failure to comply with these disclosure  requirements.  Investors in Residual Certificates are encouraged to consult their own tax advisers  concerning  any possible  disclosure  obligation with respect to their investment,  and should be aware that the issuer and other  participants in the  transaction  intend to comply  with such  disclosure  and  investor  list  maintenance requirements as they determine apply to them with respect to this transaction.

        Notwithstanding  any  other  express  or  implied  agreement  to  the  contrary,   the
depositor,  the issuer,  the underwriters and each recipient of this term sheet supplement and the related  prospectus  supplement  and related base  prospectus  agree that each of them and each of their  employees,  representatives,  and other agents may disclose,  immediately  upon commencement of discussions,  to any and all persons,  without limitation of any kind, the tax treatment  and tax  structure of the  transaction  and all  materials  of any kind,  including opinions  or  other  tax  analyses,  that  are  provided  to any of them  relating  to the tax treatment and tax structure.

Penalty Protection

        If penalties were asserted against  purchasers of the offered  certificates in respect of  their  treatment  of the  offered  certificates  for  tax  purposes,  the  summary  of tax considerations  contained,  and the  opinions  stated,  herein and in the  related  prospectus supplement and related base  prospectus may not meet the conditions  necessary for purchasers'
reliance on that summary and those opinions to exculpate them from the asserted penalties.

        For further information  regarding federal income tax consequences of investing in the offered  certificates,  see "Material Federal Income Tax  Consequences--REMICs"  in the related base prospectus.

                                           Use of Proceeds

        The net  proceeds  from the sale of the  offered  certificates  of any  series  to the underwriter or the  underwriters  for any series will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage  loans  included in the trust  established  for that series or for general  corporate  purposes.  See  "Method of  Distribution"  in this term sheet supplement.

                                        Method of Distribution

        In accordance with the terms and conditions of the related underwriting  agreement for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for that series with  respect to any class of offered  certificates  of that series will serve as an  underwriter  for each  applicable  class and will agree to purchase  and the  depositor will  agree to sell the  offered  certificates  of that  series  identified  in the final term sheet,  except that a de minimis  portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of certificates of any series being sold to an underwriter are referred to as the underwritten  certificates  for that series.  It is expected  that delivery of the  underwritten  certificates  for any series,  other than the
Residual  Certificates,  will be made  only in  book-entry  form  through  the Same Day  Funds
Settlement  System of DTC, and that the delivery of the Residual  Certificates  for any series other  than  the de  minimis  portion  retained  by  Residential  Funding  will be made at the offices of the  applicable  underwriter  on the closing date for that series  against  payment therefor in immediately available funds.

        In connection with the underwritten  certificates of any series,  each underwriter has agreed,  in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates of that  series  if any of  that  class  of  underwritten  certificates  of  that  series  are purchased thereby.

        Any related underwriting  agreement for any series provides that the obligation of the underwriter  to pay for and  accept  delivery  of each  applicable  class of the  underwritten certificates  of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration  statement  shall be in  effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution  of the  underwritten  certificates  of any series by the applicable underwriter  may be  effected  from time to time in one or more  negotiated  transactions,  or otherwise,  at  varying  prices  to be  determined  at  the  time  of  sale.  Proceeds  to the depositor from the sale of the  underwritten  certificates  for any series,  before  deducting expenses  payable by the depositor,  shall be set forth in the  prospectus  supplement for the series.

        The underwriter  for any class of any series may effect these  transactions by selling the  applicable  underwritten  certificates  of any  series to or through  dealers,  and those dealers  may  receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of underwriting  compensation.  The  underwriter  and  any  dealers  that  participate  with  the underwriter  in the  distribution  of the  underwritten  certificates  of any  series are also underwriters  of that series  under the  Securities  Act of 1933.  Any profit on the resale of
the  underwritten   certificates  of  that  series  positioned  by  an  underwriter  would  be underwriter  compensation  in the form of  underwriting  discounts and  commissions  under the
Securities Act.

        Each  underwriting  agreement  for any series will  provide  that the  depositor  will indemnify  the  underwriter,  and  that  under  limited  circumstances  the  underwriter  will indemnify the depositor,  against some liabilities  under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated  to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  of any  series  will  develop  or,  if it  does  develop,  that it will continue. The offered certificates will not be listed on any securities exchange.

        If more than one  underwriter has agreed to purchase the offered  certificates,  those underwriters  will be  identified  in the final  term  sheet  with  respect  to such  class of certificates.

        The primary  source of  information  available  to  investors  concerning  the offered certificates  of any series  will be the monthly  statements  discussed  in the  related  base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to  Certificateholders,"
which will include  information as to the outstanding  principal balance or notional amount of the  offered  certificates  of that  series.  There can be no  assurance  that any  additional information  regarding the offered  certificates  of any series will be available  through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered  certificates for any series,  even if a secondary market for the offered certificates becomes available.

                                            Legal Opinions

        Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor and  Residential  Funding  Securities,  LLC, if it is an underwriter of that series,  by Orrick,  Herrington & Sutcliffe llp, New York,  New York and for each  underwriter of that series  other than  Residential  Funding  Securities,  LLC by Thacher  Proffitt & Wood
llp, New York, New York.

                                               Ratings

        It is a  condition  of the  issuance of the  offered  certificates  that each class of offered  certificates be assigned at least the ratings  designated in the final term sheet for such class of certificates by one or more rating  agencies  including by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P,  Moody's  Investors
Service, Inc. or Moody's, or Fitch Ratings or Fitch.

        Standard  &  Poor's  ratings  on  mortgage   pass-through   certificates  address  the
likelihood  of the  receipt by  certificateholders  of  payments  required  under the  related pooling  and  servicing  agreement.  Standard & Poor's  ratings  take into  consideration  the credit quality of the related  mortgage pool,  structural  and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related  certificates.  Standard & Poor's rating on the certificates of any series will not, however,  constitute a statement  regarding frequency of  prepayments  on the related  mortgage  loans.  See "Certain Yield and Prepayment
Considerations"  in this term sheet supplement.  The rating on the Residual  Certificates only addresses  the return of its  Certificate  Principal  Balance  and  interest  on the  Residual
Certificates at the related pass-through rate.

        The rating assigned by Moody's to the offered  certificates  address the likelihood of the  receipt  by the  offered  certificateholders  of all  distributions  to  which  they  are entitled under the pooling and servicing  agreement.  Moody's  ratings reflect its analysis of the riskiness of the mortgage  loans and the structure of the  transaction as described in the
pooling  and  servicing  agreement.   Moody's  ratings  do  not  address  the  effect  on  the
certificates' yield attributable to prepayments or recoveries on the mortgage loans.

        The  ratings  assigned  by Fitch to  mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis  of the riskiness of the underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's  ratings do not address the effect on the  certificates'
yield  attributable  to  prepayments  or  recoveries on the  underlying  mortgage  loans.  The rating on the Residual  Certificates  only addresses the return of its  Certificate  Principal
Balance and interest on the Residual Certificates at the related pass-through rate.

        The ratings do not address the  likelihood of the receipt of any amounts in respect of basis risk shortfall carry-forward amounts.

        The ratings do not address the  likelihood  that  prepayment  charges  will be paid to holders of any class entitled to prepayment charges.

        The  depositor has not  requested a rating on the offered  certificates  by any rating agency other than Standard & Poor's,  Moody's or Fitch. However,  there can be no assurance as to whether  any rating  agency  other than the rating  agencies  designated  in the final term sheet for a class of  certificates  will rate the Senior  Certificates or Class M Certificates of any series,  or, if it does,  what rating would be assigned by any other rating  agency.  A rating on the  certificates  of any series by another rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating  agency or rating agencies requested by the depositor to rate those certificates.

        A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security  rating  should be  evaluated  independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the  offered  certificates  of any series are subsequently  lowered  for any  reason,  no  person  or entity is  obligated  to  provide  any additional support or credit enhancement with respect to the offered certificates.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                           Legal Investment

        The offered certificates  identified in the final term sheet will constitute "mortgage related  securities"  for  purposes  of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments for some  entities  to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states could  override its  provisions on legal  investment  and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991. Some states have enacted  legislation  which  overrides the  preemption  provisions  of SMMEA.  The remaining  classes of  certificates  will not constitute  "mortgage  related  securities"  for purposes of SMMEA.

        One or more  classes  of the  offered  certificates  of any  series  may be  viewed as
"complex securities" under TB 73a and TB 13a, which apply to thrift institutions  regulated by the OTS.

        The depositor makes no representations as to the proper  characterization of any class of the offered  certificates of any series for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the  liquidity of any class of offered  certificates  of any series.  Accordingly,  all
institutions   whose   investment   activities  are  subject  to  legal  investment  laws  and
regulations,   regulatory  capital  requirements  or  review  by  regulatory  authorities  are encouraged  to consult  with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal  investment  or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                         ERISA Considerations

        Any  fiduciary  that  proposes to cause an employee  benefit plan or other  retirement arrangement  that is  subject  to  Title I of ERISA  and/or  to  Section  4975 of the Code (an
"ERISA  plan") to acquire  any of the Offered  Certificates  should  consult  with its counsel about the potential  consequences  under ERISA and/or the Code of the ERISA plan's acquisition and ownership of those  certificates.  See "ERISA  Considerations" in the prospectus.  Section
406 of ERISA and  Section  4975 of the Code  prohibit  "parties  in  interest"  (as defined in
Section  3(14) of ERISA and  "disqualified  persons" (as defined in Section  4975(e)(2) of the
Code)  (collectively,  "Parties in  Interest")  with respect to an ERISA plan from engaging in
specific  transactions   involving  that  ERISA  plan  and  its  assets  unless  a  statutory, regulatory or administrative  exemption  applies to the transaction.  Section 4975 of the Code imposes  various  excise  taxes on  prohibited  transactions  involving  ERISA plans and other arrangements  (including,  but not limited to, individual retirement accounts) described under
that  Section.   ERISA   authorizes   the   imposition  of  civil   penalties  for  prohibited
transactions  involving  ERISA plans not subject to the  requirements  of Section  4975 of the
Code.

        Some employee benefit plans,  including  governmental plans and some church plans, are not  subject to ERISA's  requirements.  Accordingly,  assets of those plans may be invested in the  Offered  Certificates  without  regard  to the  ERISA  considerations  described  in this prospectus  supplement and in the  prospectus,  subject to the provisions of other  applicable federal,  state and local  law.  However,  any of these  plans that are  qualified  and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

        Except  as  noted  above,  investments  by  ERISA  plans  (excluding  plans  or  other retirement  arrangements  that are  subject  only to Section  4975 of the Code) are subject to
ERISA's general fiduciary  requirements,  including the requirement of investment prudence and diversification  and the  requirement  that an ERISA plan's  investments be made in accordance with the  documents  governing  the ERISA plan. A fiduciary  that decides to invest the assets of an ERISA plan in the  Offered  Certificates  should  consider,  among  other  factors,  the
extreme  sensitivity  of  the  investment  to  the  rate  of  principal  payments,   including
prepayments, on the mortgage loans.

        The U.S.  Department of Labor ("DOL") has granted to RFC an individual  administrative exemption (the "RFC  Exemption")  from some of the prohibited  transaction  rules of ERISA and the related  excise tax provisions of Section 4975 of the Code for the initial  purchase,  the holding  and the  subsequent  resale by ERISA  plans of  securities,  including  certificates, issued by asset backed entities,  including  trusts,  that consist of particular  receivables, loans and other  obligations  that meet the conditions and  requirements of the RFC Exemption.
Assuming that the general  conditions of the RFC Exemption are met, the RFC Exemption  applies to  certificates  that qualify for the RFC Exemption and that  represent  interests in a trust
consisting  of  mortgage  loans  like  the  mortgage  loans  in  the  trust.   For  a  general
description  of the RFC  Exemption,  and the  conditions  that must be  satisfied  for the RFC
Exemption to apply, see "ERISA Considerations" in the prospectus.

        In the event  that any class of  certificates  is  subject  to a Swap  Agreement,  the following  considerations  will apply to the  acquisition of such  certificates.  Any class of certificates  rated at least  BBB- or Baa3 by at least  one of S&P,  Fitch  Ratings,  Moody's,
DBRS Limited or DBRS,  Inc.  ("Exemption  Eligible  Certificates")  at the time of acquisition may be eligible for relief under the RFC Exemption,  considering  those  certificates  without the  rights to  receive  payments  with  respect  to the Swap  Agreement,  if any.  Any person purchasing an Exemption  Eligible  Certificate and the right to receive  payments with respect to the Swap Agreement,  if any, will have acquired,  for purposes of ERISA,  (i) the Exemption
Eligible  Certificate  without the right to receive  related  payments  from the  Supplemental
Interest  Trust (which will hold the Swap  Agreement if a Swap Agreement is used) and (ii) the right to receive those payments from the  Supplemental  Interest Trust.  The RFC Exemption may
not  apply to the  acquisition,  holding  or  resale of the  right to  receive  payments  with respect to the Swap Agreement,  if any, from the  Supplemental  Interest  Trust.  Accordingly, the acquisition of the right to receive  payments from the  Supplemental  Interest Trust by an
ERISA  plan  could  result  in  a  prohibited   transaction   unless   another   statutory  or
administrative  exemption  to ERISA's  prohibited  transaction  rules is  applicable.  Section
408(b)(17)  of ERISA  provides a  statutory  exemption  for  certain  prohibited  transactions between an ERISA plan and a person or entity  that is a Party in  Interest  to such ERISA plan
(other than a Party in Interest that is a fiduciary,  or its affiliate,  that has or exercises discretionary  authority  or control or renders  investment  advice with respect to the assets of the ERISA plan involved in the transaction)  solely by reason of providing  services to the
ERISA  plan,  but only if the ERISA plan pays no more,  or  receives  no less,  than  adequate
consideration.   Further,   one  or   more   alternative   exemptions   issued   by  the   DOL
("Investor-Based  Exemptions") may be available with respect to the initial purchase,  holding and resale of the right to receive payments from the Supplemental  Interest Trust,  including, but not limited to:

   o       Prohibited   Transaction  Class  Exemption  ("PTCE")  84-14,   regarding  transactions
           negotiated by independent "qualified professional asset managers";

   o       PTCE 90-1, regarding investments by insurance company pooled separate accounts;

   o       PTCE 91-38, regarding investments by bank collective investment funds;

   o       PTCE 95-60, regarding investments by insurance company general accounts; or

   o       PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

        Exemptive  relief may not be  available  under any of Section  408(b)(17)  of ERISA or those  Investor-Based  Exemptions for all  transactions for which exemptive relief is provided by the RFC Exemption.

        In the event  that any class of  certificates  is subject  to a Swap  Agreement,  each beneficial  owner of an Offered  Certificate  or any interest  therein shall be deemed to have represented,  by  virtue  of its  acquisition  or  holding  of that  certificate  or  interest therein,  that as of any date prior to the termination of the Supplemental  Interest Trust, if any,  its  acquisition  of the Offered  Certificate  and the right to receive (and its receipt
of) payments  from the  Supplemental  Interest  Trust are eligible  for the  exemptive  relief available  under at least one  Investor-Based  Exemption  or other  applicable  exemption.  An
ERISA plan fiduciary  should also consider its general  fiduciary  obligations  under ERISA in determining  whether  to  purchase  any  Offered  Certificates  on behalf of an ERISA  plan in reliance upon the RFC Exemption and any Investor-Based Exemption or other exemption.

        Each beneficial  owner of Class M Certificates or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that of that  certificate or interest therein,  that as of any date following the termination of the Supplemental  Interest
Trust  either (i) it is not an ERISA plan  investor,  (ii) it has not  acquired and is holding such Class M  Certificates  in reliance on the RFC  exemption,  and that it  understands  that there are certain  conditions to the  availability  of the RFC  exemption,  including that the
Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its equivalent) by Standard & Poor's,  Fitch,  Moody's, DBRS Limited or DBRS, Inc. or (iii) (1) it
is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate or interest  therein is an "insurance  company general  account," as such term is defined in PTCE
95-60, and (3) the conditions of PTCE 95-60 have been satisfied.

        The  rating  of a  security  may  change.  If a  class  of  certificates,  such as the subordinate  Offered  Certificates,  is no longer  rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings,  Moody's,  DBRS Limited or DBRS, Inc.,  certificates of that class will no longer be eligible  for relief  under the RFC  Exemption  (although  an ERISA plan that had purchased the Offered  Certificate  when it had an investment  grade rating by at least one of
S&P,  Fitch  Ratings,  Moody's,  DBRS Limited or DBRS,  Inc.  would not be required by the RFC
Exemption   to  dispose  of  it).   Consequently,   transfers  of  any   subordinate   Offered
Certificates   rated  below  investment  grade   (collectively,   "ERISA  Restricted   Offered
Certificates")  will  not be  registered  by the  Trustee  unless  the  Trustee  receives  the following:

   o       a  representation  from the transferee of the ERISA Restricted  Offered  Certificates, acceptable  to and in  form  and  substance  satisfactory  to the  Trustee,  to the effect  that  that  transferee  is  neither  an ERISA  plan nor a person  acting on behalf of, or using the assets  of,  any such ERISA plan or  arrangement  to effect the transfer;

   o       if the purchaser is an insurance  company,  a representation  that the purchaser is an insurance  company which is purchasing ERISA Restricted  Offered  Certificates with funds  contained  in an  "insurance  company  general  account,"  as  that  term is defined in Section  V(e) of PTCE 95-60,  and that the  purchase  and holding of the
           ERISA  Restricted  Offered  Certificates  are eligible for  exemptive  relief under
           Sections I and III of PTCE 95-60; or

   o       an opinion of counsel  satisfactory to the Trustee,  which opinion of counsel will not be at the  expense  of the  Trustee,  that the  purchase  or  holding  of the ERISA
           Restricted  Offered  Certificates  by an ERISA plan, any person acting on behalf of a ERISA plan or using an ERISA  plan's  assets,  is  permissible  under  applicable law, will not result in any non-exempt  prohibited  transactions  under Section 406 of ERISA and/or  Section 4975 of the Code and will not subject the  Depositor,  the
           Trustee, the Servicer,  or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

        In the event that the  representation  is  violated,  or any attempt to transfer to an
ERISA  plan or person  acting on behalf of an ERISA  plan or using an ERISA  plan's  assets is attempted  without the opinion of counsel,  the  attempted  transfer or  acquisition  shall be void and of no effect.

        The  RFC  Exemption  imposes  certain  specific  conditions  for  exemption  from  the application  of Section  406(a),  406(b) and 407(a) of ERISA and the taxes  imposed by Section
4975(a) and (b) of the Code.  These  conditions  reflect certain  limitations on the exemptive relief  provided  for (i) the sale or transfer  of  certificates  in the  initial  issuance of certificates  between the depositor or  underwriter  and an ERISA plan when a fiduciary of the
ERISA plan is a mortgagor  with  respect to 5% or less of the fair market  value of a trust or an affiliate  of such a person,  (ii) the direct or indirect  acquisition  or  disposition  of certificates  in the secondary  market by an ERISA plan, and (iii) the holding of certificates by an ERISA plan.  These  conditions also reflect certain  limitations on the exemptive relief provided  for  transactions  under the pooling and  servicing  agreement  associated  with the
issued   certificates  and  the  defeasance  and  substitution  of  mortgage   obligations  in
commercial  mortgage-backed  transactions.  See "ERISA Considerations" in the prospectus.  The depositor expects that the foregoing  specific  conditions (if applicable) should be satisfied with  respect  to the  Offered  Certificates,  so that the RFC  Exemption  should  provide  an exemption from the  application of the prohibited  transaction  provisions of Sections  406(a)
and (b) of ERISA and  Section  4975(c) of the Code for  transactions  in  connection  with the servicing,  management  and  operation  of the  mortgage  pools,  provided  that  the  general conditions of the RFC Exemption are satisfied.

        Prospective  ERISA plan investors should consult with their legal advisors  concerning the impact of ERISA and Section 4975 of the Code, the  applicability  of the RFC Exemption and the potential consequences in their specific  circumstances,  prior to making an investment in the  Offered  Certificates.  Moreover,  each ERISA plan  fiduciary  should  determine  whether under  the  general  fiduciary  standards  of  investment  prudence  and  diversification,  an investment  in the  Offered  Certificates  is  appropriate  for the ERISA  plan,  taking  into account  the  overall  investment  policy of the ERISA plan and the  composition  of the ERISA plan's investment portfolio.

        The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a representation  by the  depositor  or the  underwriters  that  such an  investment  meets  all relevant  legal  requirements  relating  to  investments  by  ERISA  plans  generally  or  any particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans  generally or any particular ERISA plan.